Exhibit 3.2
CORPORATIONS ACT 2001

CONSTITUTION

of

Verdant Earth Technologies Limited
ACN 624 824 791

Adopted by Special Resolution of the members on 27 August 2020
Effective from the date of issue of issue of
Certificate of Registration on Conversion to a
Public Company on 22 October 2020

Amended by Special Resolution of the members on  1 June 2021

CONTENTS

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Interpretation	4
	1.3	Corporations Act Definitions	4
	1.4	Status of Constitution	4
	1.5	General Authorisation	5
	1.6	Displacement of Replaceable Rules	5
	1.7	Enforceability	5
	1.8	Jurisdiction	5

2.	SHARE CAPITAL AND VARIATION OF RIGHTS		5

	2.1	Rights Attaching to Shares	5
	2.2	Issue of Shares	5
	2.3	Share Options	6
	2.4	Variation of class rights	6
	2.5	Effect of share issue on class rights	6
	2.6	Preference Shares	6
	2.7	Recognition of Trusts	6
	2.8	Unregistered Interests	6
	2.9	Share Certificates and Share Option Certificates	6
	2.10	Section 1071H of the Corporations Act	7
	2.11	Commissions	7
	2.12	Restricted Securities	7
	2.13	Non-Issue or Cancellation of Certificate	8
	2.14	No Prohibition on Foreign Ownership	8
	2.15	Payment of Interest out of Capital	8

3.	MINIMUM SHAREHOLDING		8

	3.1	Effect of this Clause	8
	3.2	Definitions	9
	3.3	Minimum Shareholding	9
	3.4	Sale of Listed Securities of Minority Member	9
	3.5	Acceptance of Offer	10
	3.6	Appointment of Attorney	10
	3.7	Transfer	10
	3.8	Proceeds of Sale	10
	3.9	Receipt of Proceeds	10
	3.10	Registration of Purchaser	11
	3.11	Remedies Limited	11
	3.12	Cost of Sale of Listed Securities	11
	3.13	Exemption from clause 3	11
	3.14	Notice to Exempt	11
	3.15	Takeover Offer or Announcement	12
	3.16	Use by Company of Clause 3	12
	3.17	Notice to New Minority Members	12

4.	UNCERTIFICATED HOLDINGS AND ELECTRONIC TRANSFERS		12

	4.1	Electronic or Computerised Holding	12
	4.2	Statement of Holdings	12
	4.3	Share Certificates	12
	4.4	Listing Rules	13

i

5.	LIEN		13

	5.1	Lien for Members Debts	13
	5.2	Generally	13
	5.3	Exemption	14
	5.4	Dividends	14
	5.5	Sale of Shares	14
	5.6	Restrictions on Sale	14
	5.7	Person Authorised to Sign Transfers	15
	5.8	Proceeds of Sale	15
	5.9	Protection of Lien under Exchange Settlement Operating Rules	15
	5.10	Further Powers re Forfeited Shares and Liens	15

6.	CALLS ON SHARES		15

	6.1	Calls	15
	6.2	Payment of Calls	15
	6.3	Quoted Shares	15
	6.4	Unquoted Shares	16
	6.5	Joint Liability	16
	6.6	Deemed Calls	16
	6.7	Differentiation between Shareholders	16
	6.8	Payments in Advance of Calls	16
	6.9	Outstanding Moneys	17
	6.10	Revocation/Postponement or Extension	17
	6.11	Compliance with Listing Rules and Corporations Act	17
	6.12	Waive	17

7.	FORFEITURE OF SHARES		17

	7.1	Failure to Pay Call	17
	7.2	Forfeiture	17
	7.3	Sale of Forfeited Shares	17
	7.4	Continuing Liability	18
	7.5	Officer’s Statement Prima Facie Evidence	18
	7.6	Procedures	18
	7.7	Listing Rules and Exchange Settlement Operating Rules	18
	7.8	Waive	18

8.	TRANSFER OF SHARES		19

	8.1	Form of Transfer	19
	8.2	CLEANRANCE Transfers	19
	8.3	Participation in CLEANRANCE	19
	8.4	Registration Procedure	19
	8.5	Power to Refuse to Register	20
	8.6	Closure of Register	20
	8.7	Retention of Transfers by Company	20
	8.8	Power to suspend registration of transfers	20
	8.9	Powers of Attorney	20
	8.10	Other Securities	20
	8.11	Branch Register	20
	8.12	Compliance with Exchange Settlement Operating Rules	21
	8.13	Issuer Sponsored Subregister	21
	8.14	Transferor Holds Shares until Registration of Transfer	21
	8.15	Waive	21

9.	TRANSMISSION OF SHARES		21

	9.1	Death of Shareholder Leaving a Will	21
	9.2	Death or Bankruptcy of Shareholder or the Shareholder becomes of unsound mind	21

	9.3	Registration by Transmission or to Beneficiary	22
	9.4	Limitations to Apply	22
	9.5	Death of a Joint Holder	22
	9.6	Joint Personal Representatives	22
	9.7	Exchange Settlement Transfer	22
	9.8	Joint Holders	22

10.	CHANGES TO CAPITAL STRUCTURE		23

	10.1	Alterations to Capital	23
	10.2	Reduction of Capital	23
	10.3	Buy-Backs	23
	10.4	Fractions	24

11.	WRITTEN RESOLUTIONS		24

12.	GENERAL MEETINGS		24

	12.1	Convening of General Meetings of Shareholders by Directors’ Resolution	24
	12.2	Change of place or postponement of a General Meeting of Shareholders	24
	12.3	Convening of General Meetings of Shareholders by a Director or requisition	24
	12.4	Cancellation of a General Meeting of Shareholders	25
	12.5	Notice	25
	12.6	Irregularities in giving notice	25
	12.7	Business at General Meeting	26
	12.8	Notice to Home Branch	26
	12.9	Annual General Meeting	26

13.	PROCEEDINGS AT GENERAL MEETINGS		26

	13.1	Quorum	26
	13.2	Persons Entitled to Attend a General Meeting	26
	13.3	Refusal of Admission to Meetings	27
	13.4	Insufficient room	27
	13.5	Chairman	27
	13.6	Vacating Chair	27
	13.7	Disputes Concerning Procedure	28
	13.8	General Conduct	28
	13.9	Adjournment	28
	13.10	Notice of Resumption of Adjourned Meeting	28
	13.11	How resolutions are decided	28
	13.12	Casting Vote	28
	13.13	Voting Rights	28
	13.14	Voting - Show of Hands	29
	13.15	Results of Voting	29
	13.16	Poll	29
	13.17	Manner of Taking Poll	29
	13.18	Meeting May Continue	29
	13.19	Voting by Joint Holders	29
	13.20	Shareholder under Disability	30
	13.21	Payment of Calls	30
	13.22	Objection to Voting	30
	13.23	Restrictions on voting	30
	13.24	Proxies	30
	13.25	Electronic Appointment of Proxy	31
	13.26	Name of proxy	31
	13.27	Incomplete proxy appointment	31
	13.28	No right to speak or vote if appointing Shareholder present	32
	13.29	Rights where 2 proxies or attorneys are appointed	32

	13.30	More than 2 proxies or attorneys appointed	32
	13.31	Proxy Votes	32
	13.32	Representatives of Corporate Shareholders	32
	13.33	More than one Representative present	33
	13.34	Rights of Representatives, proxies and attorneys	33
	13.35	Board may determine Direct Voting to apply	33
	13.36	Direct Voting instrument – form, signature and deposit	34
	13.37	Voting Forms	34
	13.38	Direct Votes count on a poll	35
	13.39	Withdrawal of a Direct Vote	35
	13.40	Validity of Direct Vote	36

14.	THE DIRECTORS		36

	14.1	Number of Directors	36
	14.2	Rotation of Directors	36
	14.3	Election of Directors	37
	14.4	Additional Directors	37
	14.5	Removal of Director	37
	14.6	Vacation of Office	38
	14.7	Remuneration	38
	14.8	Initial Fees to Directors	38
	14.9	Expenses	39
	14.10	No Share Qualification	39

15.	POWERS AND DUTIES OF DIRECTORS		39

	15.1	Management of the Company	39
	15.2	Borrowings	39
	15.3	Attorneys	40
	15.4	Cheques, etc.	40
	15.5	Retirement Benefits for Directors	40
	15.6	Securities to Directors or Shareholders	40

16.	PROCEEDINGS OF DIRECTORS		40

	16.1	Convening a Meeting	40
	16.2	Procedure at Meetings	41
	16.3	Quorum	41
	16.4	Secretary May Attend and Be Heard	41
	16.5	Majority Decisions	41
	16.6	Casting Votes	41
	16.7	Alternate Directors	41
	16.8	Continuing Directors May Act	42
	16.9	Chairman	42
	16.10	Committees	43
	16.11	Written Resolutions	43
	16.12	Defective Appointment	43
	16.13	Directors May Hold Other Offices	43
	16.14	Directors May Hold Shares, etc.	43
	16.15	Directors Not Accountable for Benefits	44
	16.16	Disclosure of Interests in Related Matters	44
	16.17	Disclosure of Shareholding	44
	16.18	Related Body Corporate Contracts	44
	16.19	Voting, Affixation of Seal	44
	16.20	Home Branch to be Advised	44

17.	MEETING BY INSTANTANEOUS COMMUNICATION DEVICE		45

	17.1	Meetings to be Effectual	45
	17.2	Procedure at Meetings	45
	17.3	Minutes	45

	17.4	Definition	46

18.	MANAGING AND EXECUTIVE DIRECTORS AND SECRETARIES		46

	18.1	Appointment	46
	18.2	Remuneration	46
	18.3	Powers	46
	18.4	Rotation	46
	18.5	Secretary	46

19.	SEALS		47

	19.1	Common Seal	47
	19.2	Execution of Documents Without a Seal	47
	19.3	Share Seal	47

20.	ACCOUNTS, AUDIT AND RECORDS		48

	20.1	Accounting records to be kept	48
	20.2	Audit	48
	20.3	Inspection	48

21.	MINUTES		48

	21.1	Minutes to be Kept	48
	21.2	Signature of Minutes	48
	21.3	Requirements of the Corporations Act	48

22.	DIVIDENDS AND RESERVES		49

	22.1	Dividends	49
	22.2	Interim Dividend	49
	22.3	No Interest	49
	22.4	Reserves	49
	22.5	Carrying forward profits	49
	22.6	Alternative Method of Payment of Dividend	49
	22.7	Shareholders entitled to dividend	50
	22.8	Payment of Dividends	50
	22.9	Unclaimed Dividends	50
	22.10	Breach of Restriction Agreement	51

23.	CAPITALISATION OF PROFITS		51

	23.1	Capitalisation	51
	23.2	Application of Capitalised Amounts	51
	23.3	Procedures	51

24.	BONUS SHARE PLAN		52

	24.1	Authorisation of Bonus Share Plan	52
	24.2	Amendment and Revocation	52

25.	DIVIDEND REINVESTMENT PLAN		52

	25.1	Authorisation of Dividend Reinvestment Plan	52
	25.2	Amendment and Revocation	52

26.	NOTICES		52

	26.1	Service by the Company to Shareholders	52
	26.2	Service of notices by the Company to Directors	53
	26.3	Service of notices by Directors, Alternate Directors and Shareholders to the Company	53
v

	26.4	Deemed receipt of Notice	53
	26.5	Notice to Joint Holders	54
	26.6	Notices to Personal Representatives and Others	54
	26.7	Persons Entitled to Notice	54
	26.8	Change of Address	54
	26.9	Incorrect Address	54

27.	WINDING UP		55

	27.1	Distribution in Kind	55
	27.2	Trust for Shareholders	55
	27.3	Distribution in Proportion to Shares Held	55

28.	INDEMNITIES AND INSURANCE		55

	28.1	Liability to Third Parties	55
	28.2	Defending Proceedings	56
	28.3	Insurance	56
	28.4	Disclosure	56
	28.5	Definition	57

29.	DIRECTORS’ ACCESS TO INFORMATION		57

30.	OVERSEAS SHAREHOLDERS		57

31.	LOCAL MANAGEMENT		57

	31.1	Local Management	57
	31.2	Local Boards or Agencies	57
	31.3	Appointment of Attorneys	58
	31.4	Authority of Attorneys	58

32.	DISCOVERY		58

33.	COMPLIANCE (OR INCONSISTENCY) WITH THE LISTING RULES		58

34.	CONSISTENCY WITH CHAPTER 2E OF THE CORPORATIONS ACT		59

	34.1	Requirements of Chapter 2E	59
	34.2	Definitions	59

35.	INADVERTENT OMISSIONS		59

36.	PARTIAL TAKEOVER PLEBISCITES		60

	36.1	Resolution to Approve Proportional Off-Market Bid	60
	36.2	Meetings	60
	36.3	Notice of Prescribed Resolution	60
	36.4	Takeover Resolution Deemed Passed	61
	36.5	Takeover Resolution Rejected	61
	36.6	Renewal	61

37.	TRANSITIONAL		61

	37.1	Provisions Relating to Official Quotation of Securities	61
	37.2	Severance	62

SCHEDULE 1 – PREFERENCE SHARES (CLAUSE 2.6)			62

CORPORATIONS ACT

CONSTITUTION

of

VERDANT EARTH TECHNOLOGIES LIMITED
ACN 624 824 791

1.	INTERPRETATION

1.1	Definitions

In this Constitution:

Alternate Director means a person appointed as an alternate director under clause 16.7.

ASIC means Australian Securities and Investments Commission.

Exchange means a recognised securities exchange.

Exchange Settlement means the entity responsible for settlements on the Exchange.

Exchange Settlement Operating Rules means the operating rules of the Exchange Settlement.

Exchange Settlement Transfer means a transfer of quoted securities or quoted rights effected in:

(a)	accordance with the Exchange Settlement Operating Rules; or

(b)	substantial accordance with the Exchange Settlement Operating Rules and determined by Exchange Settlement to be an effective transfer.

Auditor means the Company’s auditor.

Bonus Share Plan means a plan implemented under clause 24.

Business Day means a day other than a Saturday, a Sunday, New Year's Day, Australia Day, Good Friday, Easter Monday, Anzac Day, Christmas Day, Boxing Day and any other day declared and published by Exchange to be a day which is not a business day.

Clearance Approved Securities means securities of the Company for which approval has been given in accordance with the Exchange Settlement Operating Rules, or such amended definition as may be prescribed by the Listing Rules from time to time.

Clearing System means the Clearing House Electronic Subregister System operated by Exchange Settlement or such other securities clearing house as is approved pursuant to the Corporations Act, or similar legislation in the country of domicile of the Exchange, and to which the Listing Rules apply.

Company means Verdant Earth Technologies Limited (ACN 624 824 791) or as it is from time to time named in accordance with the Corporations Act of this jurisdiction.

Constitution means this Constitution as altered or amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Director means a person appointed to the position of a director of the Company and where appropriate, includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

Direct Vote means a notice of a Shareholder’s voting intention delivered to the Company by post, fax, electronic or other means approved by the Board and otherwise in accordance with this Constitution and regulations, rules and procedures made by the Board in accordance with clause 13.35.

Dispose has the meaning ascribed to it by the Listing Rules.

Dividend Reinvestment Plan means a plan implemented under clause 25.

Duty means any transfer, transaction or registration duty or similar charge imposed by any Government Authority and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them.

Government Authority means a government or government department, a governmental or semi-governmental or judicial person (whether autonomous or not) charged with the administration of any applicable law.

Holding Lock has the meaning ascribed to it by the Listing Rules.

Home Branch means the state branch of Exchange designated as such in relation to the Company by Exchange.

Listed Securities means any Shares, Share Options, stock, debentures, debenture stock or other securities for the time being issued by the Company and officially quoted by Exchange on its stock market.

Listing Rules means the listing rules of the Exchange and any other rules of the Exchange which are applicable while the Company is admitted to the official list of the Exchange, each as amended or replaced from time to time, except to the extent of any express written waiver by the Exchange.

Loan Securities includes:

(a)	unsecured notes or unsecured deposit notes;

(b)	mortgage debentures or mortgage debenture stock;

(c)	debentures or debenture stock; and

(d)	for the purposes of the Listing Rules, convertible loan securities.

Office means the registered office of the Company.

Officer means any Director or Secretary of the Company or such other person within the meaning of that term as defined by the Corporations Act.

Official List means the Official List of the Exchange.

Prescribed Rate means the interest rate which is 2% above the Reserve Bank of Australia cash rate as published or quoted from time to time, or such other rate as may from time to time be fixed by the Directors, calculated daily.

Registered Office means the registered office of the Company in the State.

Register of Shareholders means the register of Shareholders kept by the Company in accordance with section 169 of the Corporations Act (including any branch register and any computerised or electronic subregister established and administered under the Exchange Settlement Operating Rules), or similar legislation in the country of domicile of the Exchange.

Related Body Corporate means a corporation which by virtue of the provisions of section 50 of the Corporations Act is deemed to be related to the relevant corporation and related has a corresponding meaning.

Representative means a person authorised to act as a representative of a corporation under clause 13.32.

Restricted Securities has the meaning ascribed to it by the Listing Rules.

Restriction Deed has the meaning ascribed to it by the Listing Rules.

Seal means the common seal of the Company and includes any official seal and, where the context so admits, the Share Seal of the Company.

Secretary means any person appointed to perform the duties of a secretary of the Company.

Securities has the meaning ascribed to it by the Listing Rules.

Share means a share in the capital of the Company.

Shareholder means a person or company registered in the Register of Shareholders as the holder of one or more Shares and includes any person or company who is a member of the Company in accordance with or for the purposes of the Corporations Act.

Shareholding Account means an entry in the Register of Shareholders in respect of a Shareholder for the purpose of providing a separate identification of some or all of the ordinary Shares registered from time to time in the name of that Shareholder and Securities Account has an equivalent meaning in relation to Listed Securities of all kinds, including ordinary Shares.

Share Option means an option to require the Company to allot and issue a Share.

Share Seal means the duplicate common seal referred to in clause 19.3.

State means New South Wales.

1.2	Interpretation

(a)	A reference in this Constitution to a partly paid share is a reference to a share on which there is an amount unpaid.

(b)	A reference in this Constitution to an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid.

(c)	Unless the contrary intention appears, in this Constitution:

(i)	the singular includes the plural and the plural includes the singular;

(ii)	words that refer to any gender include all genders;

(iii)
words used to refer to persons generally or to refer to a natural person include a body corporate, body politic, partnership, joint venture, association, board, group or other body (whether or not the body is incorporated);

(iv)	a reference to a person includes that person’s successors and legal personal representatives;

(v)
a reference to a statute or regulation, or a provision of any of them includes all statutes, regulations or provisions amending, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(vi)
a reference to the Listing Rules or the Exchange Settlement Operating Rules includes any variation, consolidation or replacement of those rules and is to be taken to be subject to any applicable waiver or exemption; and

(vii)	a reference to writing includes any method of reproducing words in a visible form.

(d)	In this Constitution, headings and body type are only for convenience and do not affect the meaning of this Constitution.

1.3	Corporations Act Definitions

Any word or expression defined in or for the purposes of the Corporations Act shall, unless otherwise defined in clause 1.1 or the context otherwise requires, have the same meaning when used in this Constitution, and the rules of interpretation specified in or otherwise applicable to the Corporations Act shall, unless the context otherwise requires, apply in the interpretation of this Constitution.

1.4	Status of Constitution

This Constitution is adopted by the Company in substitution for any former memorandum and articles of association or other consistent documents of the Company.  To the extent permitted by law, the replaceable rules provided for in the Corporations Act do not apply to the Company.

1.5	General Authorisation

Where the Corporations Act authorises or permits a company to do any thing, if so authorised by its constitution, the Company is authorised by this rule to do that thing.

1.6	Displacement of Replaceable Rules

The provisions of the Corporations Act that apply to public companies as replaceable rules are displaced completely by this Constitution in relation to the Company except to the extent they are repeated in this Constitution.

1.7	Enforceability

If any provision of this Constitution is or becomes illegal, invalid or unenforceable  in any jurisdiction then that illegality, invalidity or unenforceability does not affect the legality, validity or enforceability in that jurisdiction of any other provision of this Constitution or the legality, validity or enforceability in any other jurisdiction of that provision or any other provision of this Constitution.

1.8	Jurisdiction

The courts having jurisdiction in Western Australia have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Constitution and each Shareholder irrevocably submits to the jurisdiction of those courts.

2.	SHARE CAPITAL AND VARIATION OF RIGHTS

2.1	Rights Attaching to Shares

Subject to this Constitution and to the terms of issue of Shares, all Shares attract the right to receive notice of and to attend and vote at all general meetings of the Company, the right to receive dividends, in a winding up or a reduction of capital, the right to participate equally in the distribution of the assets of the Company (both capital and surplus), subject to any amounts unpaid on the Share and, in the case of a reduction, to the terms of the reduction.

2.2	Issue of Shares

Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares, unissued Shares shall be under the control of the Directors and, subject to the Corporations Act, the Listing Rules and this Constitution, the Directors may at any time issue such number of Shares either as ordinary Shares or Shares of a named class or classes (being either an existing class or a new class) at the issue price that the Directors determine and with such preferred, deferred, or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the Directors shall, in their absolute discretion, determine.

2.3	Share Options

Subject to the Listing Rules, the Directors may at any time and from time to time issue Share Options on such terms and conditions as the Directors shall, in their absolute discretion, determine.

2.4	Variation of class rights

If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied, whether or not the Company is being wound up, with the consent in writing of the holders of three quarters of the issued Shares of that class, or if authorised by a special resolution passed at a separate meeting of the holders of the Shares of the class.  Any variation of rights under this clause 2.4 shall be subject to Part 2F.2 of Chapter 2F of the Corporations Act.  The provisions of this Constitution relating to general meetings shall apply so far as they are capable of application and with necessary alterations to every such separate meeting except that a quorum is constituted by two persons who together hold or represent by proxy not less than one-third of the issued Shares of the class.

2.5	Effect of share issue on class rights

The rights attached to any class of shares are not taken to be varied by the issue or creation of further shares ranking equally with them unless expressly provided by the terms of issue of the shares of that class.

2.6	Preference Shares

Subject to the Listing Rules and the Corporations Act, the Company may issue Preference Shares:

(a)	that are liable to be redeemed whether at the option of the Company or otherwise; and

(b)	including, without limitation preference shares of the kind described in clause 2.6(a) in accordance with the terms of Schedule 1.

2.7	Recognition of Trusts

Except as permitted or required by the Corporations Act, the Company shall not recognise a person as holding a Share or Share Option upon any trust.

2.8	Unregistered Interests

The Company is not bound by or compelled in any way to recognise any equitable, contingent, future or partial right or interest in any Share or Share Option (whether or not it has notice of the interest or right concerned) unless otherwise provided by this Constitution or by law, except an absolute right of ownership in the registered holder of the Share or Share Option.

2.9	Share Certificates and Share Option Certificates

Subject to the Exchange Settlement Operating Rules (if applicable), clause 4 and the Listing Rules, a person whose name is entered as a Shareholder in the Register of Shareholders is entitled without payment to receive a Share certificate or notice (as the case may be) in respect of the Share under the Seal in accordance with the Corporations Act but, in respect of a Share or Shares held jointly by several persons, the Company is not bound to issue more than one certificate or notice.  Delivery of a certificate or notice for a Share to one of several joint Shareholders is sufficient delivery to all such holders.  In addition:

(a)	Share certificates or notices in respect of Shares shall only be issued in accordance with the Listing Rules;

(b)
subject to this Constitution, the Company shall dispatch all appropriate Share certificates within one month from the date of issue of any of its Shares and within one month after the date upon which a transfer of any of its Shares is lodged with the Company;

(c)
where a Share certificate is lost, worn out or destroyed, the Company shall issue a duplicate certificate in accordance with the requirements of section 1070D of the Corporations Act and the Listing Rules; and

(d)	the above provisions of this clause 2.9 shall, with necessary alterations, apply to Share Options.

If securities of the Company are CLEANRANCE Approved Securities and held in uncertificated mode, then the preceding provisions of this clause 2.9 do not apply to those CLEANRANCE Approved Securities and the Company shall allot such CLEANRANCE Approved Securities and enter those CLEANRANCE Approved Securities into the Shareholder's uncertificated holding in accordance with the Listing Rules and the Exchange Settlement Operating Rules.

2.10	Section 1071H of the Corporations Act

Clause 2.9 shall not apply if and to the extent that, on an application by or on behalf of the Company, the ASIC has made a declaration under section 1071H(5) of the Corporations Act published in the Commonwealth of Australia Gazette that the Company is a person in relation to whom section 1071H of the Corporations Act does not apply.

2.11	Commissions

The Company may, subject to the Listing Rules, exercise the powers of paying commission conferred by section 258C of the Corporations Act.  Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid Shares or partly in the one way and partly in the other.  The Company may also on any issue of Shares pay such brokerage as may be lawful.

2.12	Restricted Securities

The Company shall comply in all respects with the requirements of the Listing Rules with respect to Restricted Securities.  Without limiting the generality of the above:

(a)
a holder of Restricted Securities must not Dispose of, or agree or offer to Dispose of, the Securities during the escrow period applicable to those  Securities except as permitted by the Listing Rules or the Exchange;

(b)
if the Restricted Securities are in the same class as quoted Securities, the holder will be taken to have agreed in writing that the Restricted Securities are to be kept on the Company’s issuer sponsored subregister and are to have a Holding Lock applied for the duration of the escrow period applicable to those Securities;

(c)
the Company will refuse to acknowledge any Disposal (including, without limitation, to register any transfer) of Restricted Securities during the escrow period applicable to those Securities except as permitted by the Listing Rules or the Exchange;

(d)
a holder of Restricted Securities will not be entitled to participate in any return of capital on those Securities during the escrow period applicable to those Securities except as permitted by the Listing Rules or the Exchange; and

(e)
if a holder of Restricted Securities breaches a Restriction Deed or a provision of this Constitution restricting a Disposal of those Securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those Securities for so long as the breach continues.

2.13	Non-Issue or Cancellation of Certificate

Notwithstanding any other provision of this Constitution, the Company need not issue a certificate, and may cancel any certificate without issuing a certificate in substitution, in respect of any Shares or Share Options of the Company in any circumstances where the non-issue or cancellation of that certificate is permitted by the Corporations Act, the Listing Rules or the Exchange Settlement Operating Rules.

2.14	No Prohibition on Foreign Ownership

Nothing in this Constitution shall have the effect of limiting or restricting the ownership of any securities of the Company by foreign persons except where such limits or restrictions are prescribed by Australian law.

2.15	Payment of Interest out of Capital

Where any Shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a lengthened period the Company may pay interest on so much of such share capital as is paid up for the period and may charge this interest to capital as part of the cost of construction of the works, buildings or plant.

3.	MINIMUM SHAREHOLDING

3.1	Effect of this Clause

The provisions of this clause have effect notwithstanding any other provision of this Constitution, except clause 33.

3.2	Definitions

In this clause:

Authorised Price means the price per share of the Listed Securities equal to the simple average of the last closing price of the Listed Securities quoted on Exchange for each of the ten trading days immediately preceding the date of any offer received by the Company pursuant to clause 3.5.

Date of Adoption means the date upon which this clause is inserted in this Constitution by special resolution of the members of the Company.

Date of Effect has the meaning given in clause 3.13.

Minimum Shareholding means a number of shares equal to a “marketable parcel” of Listed Securities within the meaning of the Listing Rules.

Minority Member means a member holding less than the Minimum Shareholding on or at any time after the Date of Adoption.

New Minority Member means a member who is the holder or a joint holder of a New Minimum Shareholding.

New Minimum Shareholding means a holding of shares in the same class created after the Date of Adoption by the transfer of a parcel of shares the aggregate market price of which, at the time at which a transfer of those Listed Securities was initiated or a paper based transfer of those Listed Securities was lodged with the Company, was less than a marketable parcel.

Purchaser means the person or persons (including one or more members) whose offer or offers to purchase Listed Securities is or are accepted by the Company.

3.3	Minimum Shareholding

Subject to clauses 3.13 and 3.14, on and from the Date of Effect, the shareholding of a member which is less than the Minimum Shareholding may be sold by the Company pursuant to the provisions of this clause 3.

3.4	Sale of Listed Securities of Minority Member

Subject to clauses 3.13 and 3.14, on and from the Date of Effect, each Minority Member shall be deemed to have irrevocably appointed the Company as his agent:

(a)	to sell all the Listed Securities held by him at a price not less than the Authorised Price and without any cost being incurred by the Minority Member;

(b)	to deal with the proceeds of the sale of those Listed Securities in accordance with this clause; and

(c)
where the Listed Securities are CLEANRANCE Approved Securities held in uncertificated form, to initiate a Holding Adjustment (as defined in the Exchange Settlement Operating Rules) to move the securities from the CLEANRANCE Holding (as defined in the Exchange Settlement Operating Rules) of the Minority Member to an Issuer Sponsored or Certificated Holding (as defined in the Exchange Settlement Operating Rules) for the sale of the Listed Securities.

3.5	Acceptance of Offer

Where the Company receives an offer for the purchase of all the Listed Securities of a Minority Member to whom this clause applies at the date of the offer at a price not less than the Authorised Price, the Company may accept the offer on behalf of that Minority Member.

3.6	Appointment of Attorney

The Company shall, by instrument in writing, appoint a person or persons to act as attorney or attorneys of each Minority Member to whom this clause applies, to execute an instrument or instruments of transfer of their Listed Securities to the Purchaser.

3.7	Transfer

Where:

(a)	all the Listed Securities of each Minority Member to whom this clause applies at any time are sold to one Purchaser; or

(b)	all the Listed Securities of two or more Minority Members to whom this clause applies at any time are sold to one Purchaser,

the transfer may be effected by one instrument of transfer.

3.8	Proceeds of Sale

The Company shall receive the aggregate proceeds of the sale of all of the Listed Securities of each Minority Member to whom this clause applies at any time and shall:

(a)	immediately cause the name of the Purchaser to be entered in the Register of Shareholders as the holder of the Listed Securities sold; and

(b)
within fourteen days of receipt of the relevant share certificate or otherwise as soon as is practicable, cause the pro rata proportions of the proceeds attributable to each Minority Member to be sent to each Minority Member by electronic transfer or cheque mailed to his address in the Register of Shareholders (or in the case of joint holders, to the address of the holder whose name is shown first in the Register of Shareholders), this cheque or electronic transfer to be made payable to the Minority Member (or, in the case of joint holders, to them jointly).  In the case where a Minority Member's whereabouts are unknown or where a Minority Member fails to return the share certificate or certificates (where required) relating to the Listed Securities sold, the proceeds of sale shall be applied in accordance with the applicable laws dealing with unclaimed moneys.

3.9	Receipt of Proceeds

The receipt by the Company of the proceeds of sale of Listed Securities of a Minority Member shall be a good discharge to the Purchaser of all liability in respect of the purchase of the Listed Securities.

3.10	Registration of Purchaser

Upon entry of the name of the Purchaser in the Register of Shareholders as the holder of the Listed Securities of a Minority Member to whom this clause applies:

(a)	the Purchaser shall not be bound to see to the regularity of the actions and proceedings of the Company pursuant to this Constitution or to the application of the proceeds of sale; and

(b)	the validity of the sale shall not be impeached by any person.

3.11	Remedies Limited

The remedy of any Minority Member to whom this clause applies in respect of the sale of his or her Listed Securities is expressly limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

3.12	Cost of Sale of Listed Securities

The Company shall bear all the costs of the sale of the Listed Securities.

3.13	Exemption from clause 3

(a)
The Company must give written notice to a Minority Member and, where the Shares are CLEANRANCE Approved Securities, to the Controlling Participant (as defined in the Exchange Settlement Operating Rules) for the holding of the Minority Member, advising of the Company's intention to sell his or her shareholding pursuant to this clause 3.

(b)
Unless the Minority Member, within 6 weeks from the date the notice was sent from the Company in accordance with this clause 3, gives written notice to the Company that it desires its shareholding to be exempted from clause 3, then the Company will be free to sell the Shares held by the relevant Minority Member immediately following expiry of the 6 week period in accordance with this clause 3 (Date of Effect).

(c)	Where Shares are CLEANRANCE Approved Securities, a written notice by the Company in terms of this clause shall comply with the Exchange Settlement Operating Rules.

3.14	Notice to Exempt

Where a Minority Member has given written notice to the Company that it desires its shareholding to be exempted from clause 3 it may, at any time prior to the sale of the Listed Securities under clause 3.8, revoke or withdraw that notice.  In that event the provisions of clause 3 shall apply to the Minority Member.

3.15	Takeover Offer or Announcement

The Company shall not commence to sell Listed Securities comprising less than a Minimum Shareholding following the announcement of a takeover offer or takeover announcement for the Company.  If a takeover bid is announced after a notice is given but before an agreement is entered into for the sale of the Listed Securities, this clause 3 ceases to operate for those Listed Securities.  However, despite clause 3.16, a new notice under clause 3.13 may be given after the offer period if the takeover bid closes.

3.16	Use by Company of Clause 3

Subject to clause 3.15, this clause 3 may be invoked only once in any twelve month period after its adoption or re-adoption.

3.17	Notice to New Minority Members

If the Directors determine that a member is a New Minority Member, the Company may give the member notice in writing stating that the member is a New Minority Member, specifying the number of shares making up the New Minimum Shareholding, the market price of those Listed Securities and the date on which the market price was determined and stating that the Company intends to sell the Listed Securities specified in the notice in accordance with the provisions of its Constitution.  Unless the Directors determine otherwise, if the Company gives such a notice, all rights of the member to vote and to receive dividends in respect of the shares specified in the notice are suspended until the Listed Securities are sold or that member ceases to be a New Minority Member and any dividends that would, but for this clause 3.17, have been paid to that member must be held by the Company and paid to that member within 30 days after the earlier of:

(a)	the date the Listed Securities specified in the notice are transferred; and

(b)	the date that the Company ceases to be entitled to sell those Listed Securities under the sale notice.

4.	UNCERTIFICATED HOLDINGS AND ELECTRONIC TRANSFERS

4.1	Electronic or Computerised Holding

The Directors may do anything they consider necessary or desirable and which is permitted under the Corporations Act and the Listing Rules to facilitate the participation by the Company in the CLEANRANCE System and any other computerised or electronic system established or recognised by the Corporations Act or the Listing Rules for the purposes of facilitating dealings in Shares or securities.

4.2	Statement of Holdings

Where the Directors have determined not to issue share certificates or to cancel existing Share certificates, a Shareholder shall have the right to receive such statements of the holdings of the Shareholder as are required to be distributed to a Shareholder under the Corporations Act or the Listing Rules.

4.3	Share Certificates

If the Directors determine to issue a certificate for Shares held by a Shareholder, the provisions in relation to Share certificates contained in clause 2 shall apply.

4.4	Listing Rules

The Company shall comply with the Listing Rules and the Exchange Settlement Operating Rules in relation to the CLEANRANCE System.

5.	LIEN

5.1	Lien for Members Debts

The Company has a first and paramount lien on each Share (except where the Share is a Listed Security and is fully paid up) registered in a Shareholder’s name in respect of all money owed to the Company by the Shareholder (including any money payable under clause 5.2 to the extent that the Company has made a payment in respect of a liability or a requirement referred to in that clause) but not any unpaid call once the Share has been forfeited under section 254Q of the Corporations Act.  The lien extends to reasonable interest and expenses incurred because the amount is not paid.

5.2	Generally

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future possible liability upon the Company to make any payments or empowers any government or taxing authority or governmental official to require the Company to make any payment in respect of any Shares held either jointly or solely by any Shareholder, or in respect of any transfer of Shares, or of any dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any Shares or for or on account or in respect of any Shareholder, and whether in consequence of:

(a)	the death of such Shareholder;

(b)	the non-payment of any income tax or other tax by such Shareholder;

(c)	the non-payments of any estate, probate, succession or death, duty or of any other Duty by the executor or administrator of such Shareholder or by or out of his estate; or

(d)	any other act or thing,

the Company in every case:

(e)	shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

(f)
shall have a lien upon all dividends, bonuses and other moneys payable in respect of the Shares held either jointly or solely by this Shareholder for all moneys paid by the Company in respect of the Shares or in respect of any dividend, bonus or other money or for an account or in respect of this Shareholder under or in consequence of any law, together with interest at the Prescribed Rate from date of payment to date of repayment, and may deduct or set off against any dividend, bonus or other moneys so paid or payable by the Company together with interest at the Prescribed Rate;

(g)
may recover as a debt due from this Shareholder or his or her executor or administrator, wherever constituted or situate, any moneys paid by the Company under or in consequence of any such law and interest on these moneys at the Prescribed Rate and for the period mentioned above in excess of any dividend, bonus or other money as mentioned above then due or payable by the Company to such Shareholder; and

(h)
may, subject to the Listing Rules, if any such money be paid or payable by the Company under any such law, refuse to register a transfer of any Shares by this Shareholder or his executor or administrator until the money and interest mentioned above is set off or deducted or, in case the money and interest exceeds the amount of any dividend, bonus or other money then due or payable by the Company to the Shareholder, until this excess is paid to the Company.

Nothing contained in this clause shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company, and, as between the Company and every such Shareholder, his or her executor, administrator and estate, wherever constituted or situate, any right or remedy which this law shall confer on the Company shall be enforceable by the Company.

5.3	Exemption

The Directors may at any time exempt a Share wholly or in part from the provisions of this clause 5.

5.4	Dividends

Whenever the Company has a lien on a Share, the lien extends to all dividends payable in respect of the Share.

5.5	Sale of Shares

Subject to clause 5.6, the Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien.

5.6	Restrictions on Sale

A Share on which the Company has a lien shall not be sold unless:

(a)	the sum in respect of which the lien exists is presently payable; and

(b)
the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the Share or the person entitled to the Share by reason of the death or bankruptcy of the registered holder a notice in writing setting out, and demanding payment of, that part of the amount in respect of which the lien exists as is presently payable.

5.7	Person Authorised to Sign Transfers

For the purpose of giving effect to a sale of a Share under clause 5.5, the Directors may authorise a person to transfer the Shares sold to the purchaser of the Shares.  The Company shall register the purchaser as the holder of the Shares comprised in any such transfer and he or she is not bound to see to the application of the purchase money.  The title of the purchaser to the Shares is not affected by any irregularity or invalidity in connection with the sale.

5.8	Proceeds of Sale

The proceeds of a sale under clause 5.5 shall be applied by the Company in payment of that part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable that existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

5.9	Protection of Lien under Exchange Settlement Operating Rules

The Company may do all such things as may be necessary or appropriate for it to do under the Exchange Settlement Operating Rules to protect any lien, charge or other right to which it may be entitled under any law or this Constitution.

5.10	Further Powers re Forfeited Shares and Liens

Where a transfer following the sale of any Shares after forfeiture or for enforcing a lien, charge or right to which the Company is entitled under any law or under this Constitution is effected by an Exchange Settlement Transfer, the Company may do all things necessary or desirable for it to do under the Exchange Settlement Operating Rules in relation to that transfer.

6.	CALLS ON SHARES

6.1	Calls

(a)
The Directors may by resolution make calls on Shareholders of partly paid Shares to satisfy the whole or part of the debt owing on those Shares provided that the dates for payment of those Shares were not fixed at the time of issue.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

(c)	A call may be required or permitted to be paid by instalments.

(d)	Failure to send a notice of a call to any Shareholder or the non-receipt of a notice by any Shareholder does not invalidate the call.

6.2	Payment of Calls

A Shareholder to whom notice of a call is given in accordance with this Constitution must pay to the Company the amount called in accordance with the notice.

6.3	Quoted Shares

(a)
The Directors must not make the date for payment of calls, (Due Date), for Shareholders who hold quoted partly paid Shares, less than 30 Business Days and no more than 40 Business Days from the date the Company dispatches notices to relevant Shareholders that a call is made.

(b)
If after a call is made, new Shareholders purchase the same class of Share subject to the call, or if the holdings of the original Shareholders on whom the call was made change, Directors must dispatch a notice informing these Shareholders that a call has been made at least 4 days before the Due Date.

(c)	The Company must enter a call payment on the Company register no more than 5 Business Days after the Due Date.

6.4	Unquoted Shares

The Directors must not make the Due Date for Shareholders who hold unquoted partly paid Shares, less than 5 Business Days from the date the Company dispatches notices to relevant Shareholders that a call is made.

6.5	Joint Liability

The joint holders of a Share are jointly and severally liable to pay all calls in respect of the Share.

6.6	Deemed Calls

Any amount that, by the terms of issue of a Share, becomes payable on allotment or at a fixed date, shall for the purposes of this Constitution be deemed to be a call duly made and payable, and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the amount had become payable by virtue of a call duly made and notified.

6.7	Differentiation between Shareholders

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

6.8	Payments in Advance of Calls

The Directors may accept from a Shareholder the whole or any part of the amount unpaid on a Share even if no part of that amount has been called up, in which case the Directors shall nominate whether the amount so paid is to be treated as capital or a loan to the Company by the Shareholder, and:

(a)
if the amount paid is nominated to be capital, it shall be deemed as from the date of the nomination to have been applied in paying up (so far as it will extend) the unpaid balance of the total issue price of the Share, but the dividend entitlement attaching to the Share shall remain as it was prior to the payment so made until there is a call in respect of the Share under this clause 6 of an amount equal to or greater than the amount so paid; or

(b)
if the amount paid is nominated to be a loan to the Company, it shall carry interest at a rate, not exceeding the Prescribed Rate, as is agreed between the Directors and the Shareholder, shall not be repayable unless the Directors so determine, shall not confer on the Shareholder any rights attributable to subscribed capital, and shall, unless so repaid, be applied in payment of calls on the Share as and when the calls become due.

6.9	Outstanding Moneys

Any moneys payable in respect of a call made in accordance with this Constitution which remain outstanding shall from and including the day for payment until the date payment is received bear interest at the Prescribed Rate.

6.10	Revocation/Postponement or Extension

The Directors may revoke or postpone a call or extend time for payment in accordance with the Listing Rules and/or the Corporations Act, if revocation or postponement is not prohibited by either.

6.11	Compliance with Listing Rules and Corporations Act

The Company shall comply with the Listing Rules and the Corporations Act in relation to calls.  All Listing Rule requirements in relation to calls are not covered in this Constitution.

6.12	Waive

The Directors may, to the extent the law permits, waive or compromise all or part of any payment due to the Company under the terms of issue of a Share under this clause 6.

7.	FORFEITURE OF SHARES

7.1	Failure to Pay Call

If a Shareholder fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time after this day during the time any part of the call or instalment remains unpaid (but subject to this clause 7.1) serve a notice on such Shareholder requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses incurred by the Company as a result of the non-payment.  The notice shall name a further day being not less than 14 days after the date of notice on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

7.2	Forfeiture

If the requirements of a notice served under clause 7.1 are not complied with, any Share in respect of which a call is unpaid at the expiration of 14 days after the day for its payment may be forfeited by a resolution of the Directors to that effect.  Such a forfeiture shall include all dividends and other distributions declared in respect of the forfeited Shares and not actually paid or distributed before the forfeiture.

7.3	Sale of Forfeited Shares

Subject to the Corporations Act and the Listing Rules, a forfeited Share may be sold or otherwise disposed of on the terms and in the manner that the Directors determine and, at any time before a sale or disposition, the forfeiture may be cancelled on the terms the Directors determine.

7.4	Continuing Liability

A person whose Shares have been forfeited ceases to be a Shareholder in respect of the forfeited Shares, but remains liable to pay the Company all money that, at the date of forfeiture, was payable by him to the Company in respect of the Shares (including interest at the Prescribed Rate from the date of forfeiture on the money for the time being unpaid if the Directors decide to enforce payment of the interest), but his or her liability ceases if and when the Company receives payment in full of all the money (including interest) payable in respect of the Shares.

7.5	Officer’s Statement Prima Facie Evidence

A statement in writing declaring that the person making the statement is a Director or a Secretary of the Company, and that a Share in the Company has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the Share.

7.6	Procedures

The Company may receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share, execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and take all other steps necessary or desirable to transfer or dispose of those shares to the relevant transferee.  Upon the execution of the transfer, the transferee shall be registered as the holder of the Share and is not bound to see to the application of any money paid as consideration.  The title of the transferee to the Share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Share.

7.7	Listing Rules and Exchange Settlement Operating Rules

The Company shall comply with the Listing Rules with respect to forfeited Shares and may do all such things as may be necessary or appropriate for it to do under the Exchange Settlement Operating Rules to protect any lien, charge or other right to which it may be entitled under any law or this Constitution.

7.8	Waive

The Directors may:

(a)	exempt a Share from all or part of this clause 7;

(b)	waive or compromise all or part of any payment due to the Company under this clause 7; and

(c)	before a forfeited Share has been sold, reissued and otherwise disposed of, cancel the forfeiture on the conditions they decide.

8.	TRANSFER OF SHARES

8.1	Form of Transfer

Subject to this Constitution, Shareholders may transfer any Share held by them by:

(a)
an Exchange Settlement Transfer or any other method of transferring or dealing in Shares introduced by Exchange or operated in accordance with the Exchange Settlement Operating Rules or Listing Rules and in any such case recognised under the Corporations Act; or

(b)	an instrument in writing in any usual or common form or in any other form that the Directors approve.

8.2	Clearance Transfers

(a)
The Company must comply with all obligations imposed on the Company under the Corporations Act, the Listing Rules and the Exchange Settlement Operating Rules in respect of an Exchange Settlement Transfer or any other transfer of Shares.

(b)	Notwithstanding any other provision in this Constitution, the Company must not prevent, delay or interfere with the registration of an Exchange Settlement Transfer or any other transfer of Shares.

8.3	Participation in CLEANRANCE

The Directors may do anything they consider necessary or desirable and which is permitted under the Corporations Act, the Listing Rules and the Exchange Settlement Operating Rules to facilitate participation by the Company in any system established or recognised by the Corporations Act and the Listing Rules or the Exchange Settlement Operating Rules in respect of transfers of or dealings in marketable securities.

8.4	Registration Procedure

Where an instrument of transfer referred to in clause 8.1(b) is to be used by a Shareholder to transfer Shares, the following provisions apply:

(a)
the instrument of transfer must be executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Corporations Act and any Duty duly paid if required by law;

(b)
the instrument of transfer shall be left at the Registered Office for registration accompanied by the certificate for the Shares to be transferred (if any) and such other evidence as the Directors may require to prove the title of the transferor and his right to transfer the shares;

(c)	subject to clause 33, a reasonable fee may be charged on the registration of a transfer of Shares or other securities; and

(d)	on registration of a transfer of Shares, the Company must cancel the old certificate (if any).

8.5	Power to Refuse to Register

The Directors may refuse to register any transfer of Shares (other than an Exchange Settlement Transfer) where:

(a)	the Listing Rules permit the Company to do so;

(b)	the Listing Rules require the Company to do so; or

(c)
the transfer is a transfer of Restricted Securities which is or might be in breach of the Listing Rules or any escrow agreement entered into by the Company in relation to such Restricted Securities pursuant to the Listing Rules.

Where the Directors refuse to register a transfer in accordance with this clause, they shall send notice of the refusal and the precise reasons for the refusal to the transferee and the lodging broker (if any) in accordance with the Listing Rules.

8.6	Closure of Register

Subject to the Listing Rules and the Exchange Settlement Operating Rules, the Register of Shareholders may be closed during such time as the Directors may determine, not exceeding 30 days in each calendar year or any one period of more than 5 consecutive Business Days.

8.7	Retention of Transfers by Company

All instruments of transfer which are registered will be retained by the Company, but any instrument of transfer which the Directors decline or refuse to register (except in the case of fraud) shall on demand be returned to the transferee.

8.8	Power to suspend registration of transfers

The Directors may suspend the registration of transfers at any times, and for any periods, permitted by the Exchange Settlement Operating Rules that they decide.

8.9	Powers of Attorney

Any power of attorney granted by a Shareholder empowering the recipient to transfer Shares which may be lodged, produced or exhibited to the Company or any Officer of the Company will be taken and deemed to continue and remain in full force and effect, as between the Company and the grantor of that power, and the power of attorney may be acted on, until express notice in writing that it has been revoked or notice of the death of the grantor has been given and lodged at the Office or at the place where the Register of Shareholders is kept.

8.10	Other Securities

The provisions of this clause 8 shall apply, with necessary alterations, to any other Listed Securities for the time being issued by the Company.

8.11	Branch Register

The Company may cause a Register of Shareholders to be kept in any place (including without limitation, a branch register) and the Directors may from time to time make such provisions as they (subject to the Corporations Act, the Listing Rules and the Exchange Settlement Operating Rules) may think fit with respect to the keeping of any such Register.

8.12	Compliance with Exchange Settlement Operating Rules

The Company shall comply with the Exchange Settlement Operating Rules and the Listing Rules in relation to all matters covered by those rules.

8.13	Issuer Sponsored Subregister

The Company may establish and maintain an issuer sponsored subregister in compliance with any relevant provisions of the Corporations Act, the Listing Rules or the Exchange Settlement Operating Rules.

8.14	Transferor Holds Shares until Registration of Transfer

A transferor of Shares remains the registered holder of the Shares transferred until an Exchange Settlement Transfer has taken effect in accordance with the Exchange Settlement Operating Rules or the transfer is registered in the name of the transferee and is entered in the Register of Shareholders in respect of them, whichever is the earlier.

8.15	Waive

The Directors may, to the extent the law permits, waive any of the requirements of this clause 8 and prescribe alternative requirements instead.

9.	TRANSMISSION OF SHARES

9.1	Death of Shareholder Leaving a Will

On the death of a Shareholder who leaves a will appointing an executor, the executor shall be entitled as from the date of death, and on behalf of the deceased Shareholder's estate, to the same dividends and other advantages and to the same rights whether in relation to meetings of the Company, or voting or otherwise, as the Shareholder would have been entitled to if he or she had not died, whether or not probate of the will has been granted.  Nevertheless, if probate of the will is granted to a person or persons other than the executor first referred to in this clause 9, his or her executor's rights shall cease, and these rights shall only be exercisable by the person or persons to whom probate is granted as provided in clauses 9.2 and 9.3.  The estate of a deceased Shareholder will not be released from any liability to the Company in respect of the Shares.

9.2	Death or Bankruptcy of Shareholder or the Shareholder becomes of unsound mind

Subject to clause 9.1, where the registered holder of a Share dies, becomes bankrupt, or the Shareholder becomes of unsound mind, his or her personal representative or the trustee of his or her estate, as the case may be, shall be entitled upon the production of such information as is properly required by the Directors, to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if he or she had not died or become bankrupt.

9.3	Registration by Transmission or to Beneficiary

A person becoming entitled to a Share in consequence of the death or, subject to the Bankruptcy Act 1966, the bankruptcy of a Shareholder or the Shareholder becoming of an unsound mind may, upon information being produced that is properly required by the Directors, elect by written notice to the Company either to be registered himself or herself as holder of the Share or to have some other person nominated by the person registered as the transferee of the Share.  If this person elects to have another person registered, he or she shall execute a transfer of the Share to that other person.

9.4	Limitations to Apply

All the limitations, restrictions and provisions of this Constitution relating to the right to transfer Shares and the registration of a transfer of Shares are applicable to any notice or transfer as if the death, bankruptcy of the Shareholder or on the Shareholder becoming of unsound mind had not occurred and the notice or transfer were a transfer signed by that Shareholder.

9.5	Death of a Joint Holder

In the case of the death of a Shareholder who was a joint holder, the survivor or survivors shall be the only persons recognised by the Company as having any title to the deceased's interest in the Shares, but this clause 9.5 does not release the estate of a deceased joint holder from any liability in respect of a Share that had been jointly held by this person with one or more other persons.

9.6	Joint Personal Representatives

Where two or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they shall, for the purpose of this Constitution, be deemed to be joint holders of the Share.

9.7	Exchange Settlement Transfer

In the case of an Exchange Settlement Transfer the provisions of this clause 9 are subject to any obligation imposed on the Company or the person entitled to the relevant Shares on the death or bankruptcy of a member by the Listing Rules, the Exchange Settlement Operating Rules or any law.

9.8	Joint Holders

If more than three persons are registered as holders of Shares in the Company in the Register of Shareholders (or a request is made to register more than three persons), then only the first three persons will be regarded as holders of Shares in the Company and all other names will be disregarded by the Company for all purposes.

10.	CHANGES TO CAPITAL STRUCTURE

10.1	Alterations to Capital

Subject to the Corporations Act and the Listing Rules, the Company may, by ordinary resolution:

(a)	issue new Shares of such amount specified in the resolution;

(b)	consolidate and divide all or any of its Shares into Shares of larger amount than its existing Shares;

(c)
subject to the Listing Rules, sub-divide all or any of its Shares into Shares of smaller amount, but so that in the sub-division the proportion between the amount paid and the amount (if any) unpaid on each such Share of a smaller amount remains the same; and

(d)
cancel Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or have been forfeited and, subject to the Corporations Act, reduce the amount of its share capital by the amount of the Shares so cancelled, and the Directors may take such action as the Directors think fit to give effect to any resolution altering the Company’s share capital.

10.2	Reduction of Capital

Subject to the Corporations Act and the Listing Rules, the Company may reduce its share capital in any way including, but not limited to, distributing to shareholders securities of any other body corporate and, on behalf of the shareholders, consenting to each shareholder becoming a member of that body corporate and agreeing to be bound by the constitution of that body corporate.

10.3	Buy-Backs

(a)	In this clause “Buy-Back Provisions” means the provisions of Part 2J.1 Division 2 of the Corporations Act.

(b)
The Company may, subject to the Corporations Act and the Listing Rules and in accordance with the Buy-Back Provisions, purchase its own Shares on such terms and at such times as may be determined by the Directors from time to time.

(c)
The Company may give financial assistance to any person or entity for the purchase of its own Shares in accordance with the Buy-Back Provisions on such terms and at such times as may be determined by the Directors from time to time.

10.4	Fractions

If as a result of any issue of shares or any alteration to the Company’s share capital any Shareholders would become entitled to fractions of a share, the Directors may deal with those fractions as the Directors think fit including by:

(a)	ignoring fractional entitlements or making cash payments in lieu of fractional entitlements;

(b)	appointing a trustee to deal with any fractions on behalf of Shareholders; and

(c)
rounding up each fractional entitlement to the nearest whole share by capitalising any amount available for capitalisation under clause 23.1 even though only some of the Shareholders participate in the capitalisation.

11.	WRITTEN RESOLUTIONS

Where the Company has only one Shareholder, to the extent permitted by law, a resolution in writing signed by that Shareholder, shall be as valid and effectual as if it had been passed at a meeting of Shareholders duly convened and held.  A facsimile transmission, an email bearing the signature of the Shareholder or an email of the Shareholder addressed to an officer of the Company confirming agreement with the resolution and undertaking to sign the resolution as soon as practicable shall be deemed to be a document in writing signed by the Shareholder.

12.	GENERAL MEETINGS

12.1	Convening of General Meetings of Shareholders by Directors’ Resolution

The Directors may, by a resolution passed by a majority of Directors, convene a general meeting of Shareholders in accordance with this clause 12 and the requirements of the Corporations Act.

12.2	Change of place or postponement of a General Meeting of Shareholders

The Directors may, subject to the Corporations Act and the Listing Rules, postpone a meeting of Shareholders or change the place for a general meeting of Shareholders by giving written notice to Exchange.  If a meeting of Shareholders is postponed for one month or more, the Company must give new notice of the postponed meeting.  The only business that may be transacted at a general meeting the holding of which is postponed is the business specified at the original meeting.

12.3	Convening of General Meetings of Shareholders by a Director or requisition

Any Director may, whenever he or she thinks fit, convene a general meeting of Shareholders, and a general meeting shall also be convened on requisition as is provided for by the Corporations Act, or in default, may be convened by such requisitions as empowered to do so by the Corporations Act.  If there are no Directors for the time being, a Secretary may convene a general meeting of Shareholders for the purpose of enabling the election of Directors but for no other purpose.  A general meeting may be held at two or more venues simultaneously using any technology that gives the Shareholders as a whole a reasonable opportunity to participate.

12.4	Cancellation of a General Meeting of Shareholders

(a)	A general meeting of Shareholders convened by the Directors in accordance with clause 12.1 may be cancelled by a resolution passed by a majority of Directors.

(b)
A general meeting of shareholders convened on a requisition as provided for by the Corporations Act, may, if the application for requisition is withdrawn in writing, be cancelled by a resolution passed by a majority of Directors.

(c)
Notice of the cancellation of a general meeting of Shareholders must be given to the Shareholders in accordance with clause 26, but notice of such cancellation must be given to each Shareholder not less than two (2) days prior to the date on which the meeting was proposed to be held.

12.5	Notice

A notice of a general meeting shall be given in accordance with the requirements of the Corporations Act, clause 26 and the Listing Rules, and:

(a)	must specify the place, the day and the time of the meeting;

(b)	must state the general nature of the business to be transacted at the meeting;

(c)	must, if a special resolution is proposed at the meeting, set out an intention to propose the special resolution and state the resolution;

(d)	must include such statements about the appointment of proxies as are required by the Corporations Act;

(e)	must specify a place and fax number for the purposes of receipt of proxy appointments; and

(f)	may specify an electronic address for the purposes of receipt of proxy appointments,

and shall include any other information required to be included in the notice by the Listing Rules.  The non-receipt of a notice of a general meeting by a Shareholder or the accidental omission to give this notice to a Shareholder shall not invalidate any resolution passed at the meeting.

12.6	Irregularities in giving notice

A person who attends any general meeting waives any objection that the person may have to any failure to give notice or any other irregularity in the notice of that meeting unless that person objects to the holding of the meeting at the start of the meeting.  The accidental failure to give notice of a general meeting to, or the non-receipt of the notice by, any person entitled to receive notice of that meeting does not invalidate the proceedings at the meeting or any resolution passed at that meeting.

12.7	Business at General Meeting

Subject to the Corporations Act, only matters that appear in a notice of meeting shall be dealt with at a general meeting or an annual general meeting, as the case may be.

12.8	Notice to Home Branch

(a)
The Company shall notify the Home Branch of any meeting at which Directors are to be elected at least 5 Business Days before the closing day for receipt of nominations for Directors, and in any other case (other than a meeting to pass a special resolution) at least 10 Business Days before the meeting is held, and in the case of a meeting convened to pass a special resolution, at least 15 Business Days before the meeting is held.  All notices convening meetings shall specify the place, date and hour of the meeting, and shall set out all resolutions to be put to the meeting.

(b)
The Company shall notify the Home Branch as soon as is practicable after any general meeting in the case of special business as to whether or not the resolutions were carried and in the case of ordinary business as to which of those resolutions were not carried or were amended or were withdrawn.

12.9	Annual General Meeting

An annual general meeting shall be held in accordance with the requirements of the Corporations Act.

13.	PROCEEDINGS AT GENERAL MEETINGS

13.1	Quorum

No business, the election of a chairman and the adjournment of the meeting, shall be transacted at any general meeting unless a quorum is present comprising [two] Shareholders present in person, by proxy, attorney or Representative.  For the purpose of determining whether a quorum is present, a person attending as a proxy, attorney or Representative, shall be deemed to be the Shareholder present in person.  If a quorum is not present within 30 minutes after the time appointed for a general meeting, the meeting, if convened upon a requisition shall be dissolved, but in any other case, it shall stand adjourned to a date and at the time and place to be fixed by the Directors.  If at such adjourned meeting a quorum is not present within 30 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

13.2	Persons Entitled to Attend a General Meeting

The persons entitled to attend a general meeting shall be:

(a)	Shareholders, in person, by proxy, attorney or Representative;

(b)	Directors and public officers of the Company;

(c)	the Company's auditor; and

(d)	any other person or persons as the chairman may approve.

13.3	Refusal of Admission to Meetings

The chairman of a general meeting may refuse admission to a person, or require a person to leave and not return to, a meeting if the person:

(a)	refuses to permit examination of any article in the person’s possession;

(b)	is in possession of any:

(i)	electronic or broadcasting or recording device;

(ii)	placard or banner; or

(iii)	other article,

which the chairman considers to be dangerous, offensive or liable to cause disruption;

(c)	causes any disruption to the meeting; or

(d)	is not entitled to attend the meeting under the Corporations Act or this Constitution.

The Chairman may delegate the powers conferred by this clause 13.3 to any person.  Nothing in this clause limits the powers conferred on the chairman by law.

13.4	Insufficient room

The chairman may arrange for any persons attending the meeting who the chairman considers cannot reasonably be accommodated in the place where the meeting is to take place to attend or observe the meeting from a separate place using any technology that gives members present at the meeting as a whole a reasonable opportunity to participate in the meeting.

13.5	Chairman

The person elected as the chairman of the Directors' meeting under clause 16.9 shall, if willing, preside as chairman at every general meeting.  Where a general meeting is held and a chairman has not been elected under clause 16.9 or the chairman or, in his absence, the vice-chairman is not present within 15 minutes after the time appointed for holding of the meeting or is unwilling to act:

(a)	the Directors present may elect a chairman of the meeting; or

(b)	if no chairman is elected in accordance with subsection (a), the Shareholders present shall elect one of their number to be the acting chairman of the meeting.

13.6	Vacating Chair

At any time during a meeting and in respect of any specific item or items of business, the chairman may elect to vacate the chair in favour of another person nominated by the chairman (which person must be a Director unless no Director is present or willing to act).  That person is to be taken to be the chairman and will have all the power of the chairman (other than the power to adjourn the meeting), during the consideration of that item of business or those items of business.

13.7	Disputes Concerning Procedure

If there is a dispute at a general meeting about a question of procedure, the chairman may determine the question.

13.8	General Conduct

The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting will be determined by the chairman, including the procedure for the conduct of the election of Directors.

13.9	Adjournment

The chairman may adjourn the meeting from time to time and from place to place, but no business shall be transacted on the resumption of any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  A poll cannot be demanded on any resolution concerning the adjournment of a general meeting except by the chairman.

13.10	Notice of Resumption of Adjourned Meeting

When a meeting is adjourned for 30 days or more, notice of the resumption of the adjourned meeting shall be given in the same manner as for the original meeting, but otherwise, it is not necessary to give any notice of any adjournment or of the business to be transacted on the resumption of the adjourned meeting.

13.11	How resolutions are decided

Subject to the requirements of the Corporations Act, a resolution is taken to be carried if a majority of the votes cast on the resolution are in favour of it.

13.12	Casting Vote

In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

13.13	Voting Rights

Subject to any rights or restrictions for the time being attached to any class or classes of Shares, at meetings of Shareholders or classes of Shareholders:

(a)	each Shareholder entitled to vote may vote in person or by proxy, attorney or Representative or, if a determination has been made by the Board in accordance with clause 13.35, by Direct Vote);

(b)	on a show of hands, every person present who is a Shareholder or a proxy, attorney or Representative of a Shareholder has one vote (even though he or she may represent more than one member); and

(c)
on a poll, every person present who is a Shareholder or a proxy, attorney or Representative of a Shareholder (or where a Direct Vote has been lodged) shall, in respect of each fully paid Share held by him, or in respect of which he is appointed a proxy, attorney or Representative, have one vote for the Share, but in respect of partly paid Shares, shall have such number of votes being equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable in respect of those Shares (excluding amounts credited).

13.14	Voting - Show of Hands

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded in accordance with clause 13.16.

13.15	Results of Voting

Unless a poll is so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of general meetings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

13.16	Poll

A poll may be demanded before or immediately upon the declaration of the result of the show of hands by:

(a)	the chairman of the general meeting;

(b)	at least 5 Shareholders present in person or by proxy, attorney or Representative having the right to vote on the resolution; or

(c)	any one or more Shareholders holding not less than 5% of the total voting rights of all Shareholders having the right to vote on the resolution.

The Chairman must demand a poll if, having regard to the number of votes cast by proxy and Direct Vote, the outcome of the poll will or may be different from the outcome of a show of hands.

13.17	Manner of Taking Poll

If a poll is duly demanded, it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.  A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

13.18	Meeting May Continue

A demand for a poll shall not prevent the continuation of the meeting for the transaction of other business.

13.19	Voting by Joint Holders

In the case of joint holders of Shares, the vote of the senior who tenders a vote, whether in person or by proxy, attorney or Representative or by Direct Vote, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the Register of Shareholders.

13.20	Shareholder under Disability

If a Shareholder is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, his committee or trustee or any other person that properly has the management of his estate may exercise any rights of the Shareholder in relation to a general meeting as if the committee, trustee or other person were the Shareholder.

13.21	Payment of Calls

A Shareholder is not entitled to any vote at a general meeting unless all calls presently payable by him in respect of Shares have been paid.  Nothing in this clause prevents such a Shareholder from voting at a general meeting in relation to any other Shares held by that Shareholder provided all calls and other sums payable by him have been paid on those other Shares.

13.22	Objection to Voting

An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.  This objection shall be referred to the chairman of the meeting, whose decision shall be final.  A vote not disallowed pursuant to such an objection is valid for all purposes.

13.23	Restrictions on voting

A Shareholder is not entitled to vote on a resolution at a general meeting if they are prevented from doing so by the Corporations Act, the Listing Rules or this Constitution.  The Company must disregard any vote (including a Direct Vote) purported to be cast on a resolution by a member or a Representative, proxy or attorney in breach of this clause 13.23.

13.24	Proxies

A Shareholder who is entitled to attend and cast a vote at a general meeting may appoint a person as the Shareholder’s proxy to attend and vote for the Shareholder at the general meeting.  The appointment may specify the proportion or number of votes that the proxy may exercise.  Each Shareholder may appoint a proxy.  A Shareholder who is entitled to cast 2 or more votes at the meeting may appoint 2 proxies.  If the Shareholder appoints 2 proxies and the appointment does not specify the proportion of votes that the proxy may exercise, each proxy may exercise half the votes.  Any fraction of votes resulting from the application of this clause 13.23 shall be disregarded.  An instrument appointing a proxy:

(a)	shall be in writing under the hand of the appointor or of his attorney, or, if the appointor is a corporation, executed in accordance with the Corporations Act;

(b)
may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument;

(c)	shall be deemed to confer authority to demand or join in demanding a poll;

(d)	shall be in such form as the Directors determine and which complies with Division 6 of Part 2G.2 of the Corporations Act;

(e)
shall not be valid unless the original instrument and the power of attorney or other authority (if any) under which the instrument is signed, or a copy or facsimile which appears on its face to be an authentic copy of that proxy, power or authority, is or are deposited or sent by facsimile or electronic transmission to the Registered Office, or at such other place (being the place or being in the reasonable proximity of the place at which the meeting is to be held) as is specified for that purpose in the notice convening the meeting (with any Duty paid where necessary), by the time (being not less than 48 hours) prior to the commencement of the meeting (or the resumption of the meeting if the meeting is adjourned and notice is given in accordance with clause 13.10) as shall be specified in the notice convening the meeting (or the notice under clause 13.10, as the case may be); and

(f)	shall comply with the Listing Rules.

13.25	Electronic Appointment of Proxy

For the purposes of clause 13.24, a proxy appointment received at an electronic address will be taken to be signed by the appointor if:

(a)	a personal identification code allocated by the Company to the appointor has been input into the appointment;

(b)	the appointment has been verified in another manner approved by the Directors; or

(c)	is otherwise authenticated in accordance with the Corporations Act.

13.26	Name of proxy

A proxy form issued by the Company must allow for the insertion of the name of the person to be primarily appointed as proxy and may provide that, in circumstances and on conditions specified in the form that are not inconsistent with this Constitution, the chairman of the relevant meeting (or another person specified in the form) is appointed as proxy.

13.27	Incomplete proxy appointment

Where an instrument appointing a proxy has been received by the Company within the period specified in clause 13.24(e) and the Company considers that the instrument has not been duly executed or authenticated or is otherwise incomplete (other than by reason only that the name or office of the proxy has not been completed), the board, in its discretion, may:

(a)	return the instrument appointing the proxy to the appointing Shareholder; and

(b)	request that the appointing Shareholder take such steps to complete, sign, execute or authenticate the proxy instrument within the time period notified to the appointing Shareholder.

13.28	No right to speak or vote if appointing Shareholder present

The appointment of a proxy is not revoked by the appointing Shareholder attending and taking part in the meeting, unless the appointing Shareholder actually votes at the meeting on the resolution for which the proxy is proposed to be used, in which case the proxy’s appointment is deemed to be revoked with respect to voting on that resolution.

13.29	Rights where 2 proxies or attorneys are appointed

Where a Shareholder appoints 2 proxies or attorneys to vote at the same general meeting:

(a)	on a show of hands, if more than one proxy or attorney attends, neither may vote; and

(b)	on a poll, each proxy or attorney may only exercise votes in respect of those shares or voting rights the proxy or attorney represents.

13.30	More than 2 proxies or attorneys appointed

If the Company receives notice of the appointment of a proxy or attorney in accordance with this Constitution that results in more than 2 proxies or attorneys being entitled to act at a general meeting then in determining which proxies or attorneys may act at that meeting:

(a)	a proxy or attorney appointed for that particular meeting may act ahead of any proxy or attorney whose appointment is a standing appointment; and

(b)	subject to clause 13.30(a) the proxies or attorneys whose appointments are received by the Company most recently in time may act.

13.31	Proxy Votes

A vote given in accordance with the terms of an instrument of proxy or attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or the authority under which the instrument was executed) or the transfer of the Share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at the Registered Office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

13.32	Representatives of Corporate Shareholders

A body corporate (the appointor) that is a Shareholder may authorise, in accordance with section 250D of the Corporations Act, by resolution of its Directors or other governing body, such person or persons as it may determine to act as its Representative at any general meeting of the Company or of any class of Shareholders.  A person so authorised shall be entitled to exercise all the rights and privileges of the appointor as a Shareholder.  When a Representative is present at a general meeting of the Company, the appointor shall be deemed to be personally present at the meeting unless the Representative is otherwise entitled to be present at the meeting.  The original form of appointment of a Representative, a certified copy of the appointment, or a certificate of the body corporate evidencing the appointment of a Representative is evidence of a Representative having been appointed.

13.33	More than one Representative present

If more than one Representative appointed by a Shareholder (and in respect of whose appointment the Company has not received notice of revocation) is present at a general meeting then:

(a)	a Representative appointed for that particular meeting may act to the exclusion of a Representative whose appointment is a standing appointment; and

(b)	subject to clause 13.33(a), the Representative appointed most recently in time may act to the exclusion of a Representative appointed earlier.

13.34	Rights of Representatives, proxies and attorneys

Subject to clauses 13.23 to 13.33, unless the terms of appointment of a Representative, proxy or attorney provide otherwise, the Representative, proxy or attorney:

(a)
has the same rights to speak, demand a poll, join in the demanding of a poll or act generally at the meeting as the appointing Shareholder would have if the Shareholder had been present but may not cast a vote by Direct Vote;

(b)
is taken to have authority to vote on any amendment moved to the proposed resolutions, any motion that the proposed resolutions not be put or any similar motion and any procedural resolution, including any resolution for the election of a chairman or the adjournment of a general meeting; and

(c)
may attend and vote at any postponed or adjourned meeting unless the appointing Shareholder gives the Company notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed or adjourned.

This clause 13.34 applies even if the terms of appointment of a Representative, proxy or attorney refers to specific resolutions or to a specific meeting to be held at a specific time.

13.35	Board may determine Direct Voting to apply

(a)
The Board may determine that Shareholders may cast votes to which they are entitled on any or all of the resolutions (including any special resolution) proposed to be considered at, and specified in the notice convening, a meeting of Shareholders, by Direct vote.

(b)	If the Board determines that votes may be cast by Direct Vote, the Board may make such regulations as it considers appropriate for the casting of Direct Votes, including regulations for:

(i)	the form, method and manner of voting by Direct Vote; and

(ii)	the time by which the votes of Shareholders to be cast by Direct Vote must be received by the Company in order to be effective.

(c)	If the Board determines to allow voting by Direct Vote on a resolution at a meeting, the notice of meeting must inform shareholders of their right to vote by direct vote in respect of that resolution.

13.36	Direct Voting instrument – form, signature and deposit

(a)
If sent by post or fax, a Direct Vote must be signed by the Shareholder or properly authorised attorney or, if the Shareholder is a company, either under seal or by a duly authorised officer, attorney or representative.

(b)
If sent by electronic transmission, a Direct Vote is taken to have been signed if it has been signed or authorised by the Shareholder in the manner approved by the Board or specified in the notice of meeting.

(c)
At least 48 hours before the time for holding the relevant meeting, an adjourned meeting or a poll at which a person proposes to vote, the Company must receive at its registered office or such other place as specified for that purpose in the notice of meeting, or be transmitted to a facsimile number or electronic address specified for that purpose in the notice of meeting:

(i)	the Direct Vote; and

(ii)	if relevant, any authority or power under which the Direct Vote was signed or a certified copy of that power or authority if not already lodged with the Company.

(d)	A notice of intention of voting is valid if it contains the following information:

(i)	the Shareholder’s name and address and any applicable identifying notations such as the holder identification number or similar approved by the Board or specified in the notice of meeting; and

(ii)	the Shareholder’s voting intention on any or all of the resolutions to be put before the meeting.

13.37	Voting Forms

(a)
If a single voting form contains instructions for both a Direct Vote and appointment of a proxy, the Shareholder will be understood not to have appointed a proxy by exercising their right to Direct Vote pursuant to that voting form.  The authority of any proxy will be revoked and only the Direct Votes will be counted.

(b)
If a single voting form is received and neither the direct voting box nor the appointment of proxy box is selected, the Shareholder will be taken to have appointed the person named in the form as proxy and if no person is named, the chair of the meeting as proxy.

(c)
The Shareholder may include in their voting form the number of shares to be voted on any resolution by inserting the percentage or number of shares.  Otherwise the instructions apply to all Shares held by the Shareholder.

(d)	If more than one joint holder votes on a resolution, only the vote of the joint holder whose name appears first in the register of members is counted.

13.38	Direct Votes count on a poll

(a)	Direct Votes are not counted if a resolution is decided on a show of hands.

(b)
Subject to clauses 13.39 and 13.40, if a poll is held on a resolution a vote cast by Direct Vote by a Shareholder entitled to vote on the resolution is taken to have been cast on the poll as if the Shareholder had cast the vote in the poll at the meeting.

(c)	Direct Votes abstained will not be counted in computing the required majority on a poll.

(d)	If the Direct Votes lodged (together with the proxies received) could result in a different outcome from a vote on a show of hands, the Chair of the meeting should call for a poll.

(e)
A Direct Vote received by the Company on a resolution which is amended is taken to be a Direct Vote on that resolution as amended, unless the Chair of the meeting determines that this is not appropriate.

(f)
Receipt of a Direct Vote from a Shareholder has the effect of revoking (or, in the case of a standing appointment, suspending) the appointment of a proxy, attorney or representative made by the shareholder under an instrument received by the Company before the Direct Vote was received.

13.39	Withdrawal of a Direct Vote

A Direct Vote:

(a)	may be withdrawn by the Shareholder by notice in writing received by the Company before the commencement of the meeting (or in the case of an adjournment, the resumption of the meeting;

(b)	is automatically withdrawn if:

(i)	the Shareholder attends the meeting in person and registers to vote at the meeting (including in the case of a body corporate, by representative);

(ii)
the Company receives from the Shareholder a further Direct Vote or Direct Votes (in which case the most recent Direct Vote is, subject to the rules in clause 13.35 to 13.40, counted in lieu of the prior Direct Vote;

(iii)
the Company receives, after the Direct Vote, an instrument under which a representative, proxy or attorney is appointed to act for the Shareholder at the meeting in accordance with clause 13.24 and 13.32.

A Direct Vote withdrawn under this clause 13.39 is not counted.

13.40	Validity of Direct Vote

(a)	A Direct Vote received by the Company is valid even if, before the meeting, the Shareholder:

(i)	dies or becomes mentally incapacitated;

(ii)	becomes bankrupt or an insolvent under administration or is wound up;

(iii)	transfers the Shares in respect of which the Direct vote was given;

(iv)	where the Direct Vote is given on behalf of the Shareholder by an attorney, revokes the appointment of the attorney or the authority under which the appointment was made by a third party,

unless the Company has received written notice of the matter before the commencement or resumption of the meeting.

(b)	A decision by the Chair of the meeting as to whether a Direct Vote is valid is conclusive.

14.	THE DIRECTORS

14.1	Number of Directors

The Company shall at all times have at least 3 Directors.  The number of Directors shall not exceed 9.  Subject to the Corporations Act, the Company may, by ordinary resolution, increase or reduce the number of Directors and may also determine in what rotation the increased or reduced number is to go out of office.  Subject to any resolution of the Company determining the maximum and minimum numbers of Directors, the Directors may from time to time determine the respective number of Executive and non-executive Directors.

14.2	Rotation of Directors

Subject to clause 18.4, at the Company's annual general meeting in every year, one-third of the Directors for the time being, or, if their number is not a multiple of 3, then the number nearest one-third (rounded upwards in case of doubt), shall retire from office, provided always that no Director except a Managing Director shall hold office for a period in excess of 3 years, or until the third annual general meeting following his or her appointment, whichever is the longer, without submitting himself for re-election.  The Directors to retire at an annual general meeting are those who have been longest in office since their last election, but, as between persons who became Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by drawing lots.  A retiring Director is eligible for re-election.  An election of Directors shall take place each year.

In determining the number of Directors to retire, no account is to be taken of:

(a)	a Director who only holds office until the next annual general meeting pursuant to clause 14.4; and/ or

(b)	a Managing Director,

each of whom are exempt from retirement by rotation.  However, if more than one Managing Director has been appointed by the Directors, only one of them (nominated by the Directors) is entitled to be excluded from any determination of the number of Directors to retire and/or retirement by rotation.

14.3	Election of Directors

Subject to the provisions of this Constitution, the Company may elect a person as a Director by resolution passed in general meeting.  A Director elected at a general meeting is taken to have been elected with effect immediately after the end of that general meeting unless the resolution by which the Director was appointed or elected specifies a different time.  No person other than a Director seeking re-election shall be eligible for election to the office of Director at any general meeting unless the person or some Shareholder intending to propose his or her nomination has, at least 30 Business Days before the meeting, left at the Registered Office a notice in writing duly signed by the nominee giving his or her consent to the nomination and signifying his or her candidature for the office or the intention of the Shareholder to propose the person.  Notice of every candidature for election as a Director shall be given to each Shareholder with or as part of the notice of the meeting at which the election is to take place.  The Company shall observe the requirements of the Corporations Act with respect to the election of Directors.  If the number of nominations exceeds the vacancies available having regard to clause 14.1, the order in which the candidates shall be put up for election shall be determined by the drawing of lots supervised by the Directors and once sufficient candidates have been elected to fill up the vacancies available, the remaining candidates shall be deemed defeated without the need for votes to be taken on their election.

14.4	Additional Directors

The Directors may at any time appoint a person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the maximum number specified by this Constitution.  Any Director so appointed holds office only until the next following annual general meeting and is then eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation (if any) at that meeting.

14.5	Removal of Director

The Company may by resolution remove any Director before the expiration of his period of office, and may by resolution appoint another person in his place.  The person so appointed is subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

14.6	Vacation of Office

The office of Director shall automatically become vacant if the Director:

(a)	ceases to be a Director by virtue of section 203D or any other provision of the Corporations Act;

(b)	becomes bankrupt or insolvent or makes any arrangement or composition with his creditors generally;

(c)	becomes prohibited from being a Director by reason of any order made under the Corporations Act;

(d)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(e)	resigns his or her office by notice in writing to the Company;

(f)	is removed from office under clause 14.5; or

(g)	is absent for more than [6] months, without permission of the Directors, from meetings of the Directors held during that period.

14.7	Remuneration

The Directors shall be paid out of the funds of the Company, by way of remuneration for their services as Directors.  Subject to clause 14.8 below, the total aggregate fixed sum per annum to be paid to the Directors (excluding salaries of executive Directors) from time to time will not exceed the sum determined by the Shareholders in general meeting and the total aggregate fixed sum will be divided between the Directors as the Directors shall determine and, in default of agreement between them, then in equal shares.  No non-executive Director shall be paid as part or whole of his remuneration a commission on or a percentage of profits or a commission or a percentage of operating revenue, and no executive Director shall be paid as whole or part of his remuneration a commission on or percentage of operating revenue.  The remuneration of a Director shall be deemed to accrue from day to day.  Remuneration under this clause 14.7 may be provided in such manner that the Directors decide (including by way of contribution to a superannuation fund on behalf of the Director) and if any part of the fees of any Director is to be provided other than in cash the Directors may determine the manner in which the non-cash component of the fees is to be valued.

14.8	Initial Fees to Directors

The total aggregate fixed sum per annum to be paid to Directors (excluding salaries of executive Directors) in accordance with clause 14.7 shall initially be no more than $250,000 and may be varied by ordinary resolution of the Shareholders in general meeting.

14.9	Expenses

The Directors shall be entitled to be paid reasonable travelling, accommodation and other expenses incurred by them respectively in or about the performance of their duties as Directors.  If any of the Directors being willing are called upon to perform extra services or make any special exertions on behalf of the Company or its business, the Directors may remunerate this Director in accordance with such services or exertions, and this remuneration may be either in addition to or in substitution for his or her share in the remuneration provided for by clause 14.7.

14.10	No Share Qualification

A Director is not required to hold any Shares.

15.	POWERS AND DUTIES OF DIRECTORS

15.1	Management of the Company

Subject to the Corporations Act and the Listing Rules and to any other provision of this Constitution, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and forming the Company, and may exercise all such powers of the Company as are not, by the Corporations Act or the Listing Rules or by this Constitution, required to be exercised by the Company in general meeting.

15.2	Borrowings

Without limiting the generality of clause 15.1, the Directors may at any time:

(a)
exercise all powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person;

(b)
sell or otherwise dispose of the whole or any part of the assets, undertakings and other properties of the Company or any that may be acquired on such terms and conditions as they may deem advisable, but:

(i)	if the Company is listed on Exchange, the Company shall comply with the Listing Rules which relate to the sale or disposal of a company’s assets, undertakings or other properties; and

(ii)
on the sale or disposition of the Company's main undertaking or on the liquidation of the Company, no commission or fee shall be paid to any Director or Directors or to any liquidator of the Company unless it shall have been ratified by the Company in general meeting, with prior notification of the amount of such proposed payments having been given to all Shareholders at least 7 days prior to the meeting at which any such payment is to be considered; and

(c)	take any action necessary or desirable to enable the Company to comply with the Listing Rules.

15.3	Attorneys

The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes, with the powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the Directors), for the period and subject to the conditions as they think fit.  This power of attorney may contain provisions for the protection and convenience of persons dealing with the attorney as the Directors may determine and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in the person.

15.4	Cheques, etc.

All cheques, promissory notes, bankers drafts, bills of exchange, electronic transfers and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by any two Directors or in any other manner as the Directors determine.

15.5	Retirement Benefits for Directors

The Directors may at any time, subject to the Listing Rules, adopt any scheme or plan which they consider to be in the interests of the Company and which is designed to provide retiring or superannuation benefits for both present and future non-executive Directors, and they may from time to time vary this scheme or plan.  Any scheme or plan may be effected by agreements entered into by the Company with individual Directors, or by the establishment of a separate trust or fund, or in any other manner the Directors consider proper.  The Directors may attach any terms and conditions to any entitlement under any such scheme or plan that they think fit, including, without limitation, a minimum period of service by a Director before the accrual of any entitlement and the acceptance by the Directors of a prescribed retiring age.  No scheme or plan shall operate to confer upon any Director or on any of the dependants of any Director any benefits exceeding those contemplated in section 200F of the Corporations Act or the Listing Rules, except with the approval of the Company in general meeting.

15.6	Securities to Directors or Shareholders

If a Director acting solely in the capacity of Director of the Company shall become personally liable for the payment of any sum primarily due by the Company, the Directors may create any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the persons or person so becoming liable from any loss in respect of such liability.

16.	PROCEEDINGS OF DIRECTORS

16.1	Convening a Meeting

A Director may at any time, and a Secretary shall, whenever requested to do so by one or more Directors, convene a meeting of the Directors, but not less than 24 hours' notice of every such meeting shall be given to each Director, and to each Alternate Director, either by personal telephone contact or in writing by the convenor of the meeting.  The Directors may by unanimous resolution agree to shorter notice.  An accidental omission to send a notice of a meeting of Directors to any Director or the non-receipt of such a notice by any Director does not invalidate the proceedings, or any resolution passed, at the meeting.

16.2	Procedure at Meetings

The Directors may meet together for the despatch of business and adjourn and, subject to this clause 16, otherwise regulate the meetings as they think fit.

16.3	Quorum

No business shall be transacted at any meeting of Directors unless a quorum is present, comprising two Directors present in person, or by instantaneous communication device, notwithstanding that less than two Directors may be permitted to vote on any particular resolution or resolutions at that meeting for any reason whatsoever.  Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, one or more of the Directors may call a general meeting of the Company to deal with the matter.  In determining whether a quorum is present, each individual participating as a Director or as an Alternate Director for another Director is to be counted except that an individual participating in more than one capacity is to be counted only once.

16.4	Secretary May Attend and Be Heard

The Secretary is entitled to attend any meeting of Directors and is entitled to be heard on any matter dealt with at any meeting of Directors.

16.5	Majority Decisions

Questions arising at any meeting of Directors shall be decided by a majority of votes.  A resolution passed by a majority of Directors shall for all purposes be deemed a determination of “the Directors”.  An Alternate Director has one vote for each Director for whom he or she is an alternate.  If an Alternate Director is also a Director, he or she also has a vote as a Director.

16.6	Casting Votes

In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote, but the chairman shall have no casting vote where only 2 Directors are competent to vote on the question.

16.7	Alternate Directors

A Director may, with the approval of a majority of the other Directors, appoint any person to be an alternate Director in his or her place during any period as he or she thinks fit, and the following provisions shall apply with respect to any Alternate Director:

(a)
he or she is entitled to notice of meetings of the Directors and, if his or her appointor Director is not present at such a meeting, he or she is entitled to attend and vote in the place of the absent Director;

(b)
he or she may exercise any powers that his or her appointor Director may exercise (except the power to appoint an Alternate Director), and the exercise of any such power by the alternate Director shall be deemed to be the exercise of the power by his or her appointor Director;

(c)
he or she is subject to the provisions of this Constitution which apply to Directors, except that Alternate Directors are not entitled in that capacity to any remuneration from the Company (but Alternate Directors are entitled to reasonable travelling, accommodation and other expenses as the Alternate Director may properly incur in travelling to, attending and returning from meetings of Directors or meetings of a committees by the Directors of which the appointor is not present);

(d)	he or she is not required to hold any Shares;

(e)
his or her appointment may be terminated at any time by his or her appointor Director notwithstanding that the period of the appointment of the alternate Director has not expired, and the appointment shall terminate in any event if his or her appointor Director vacates office as a Director;

(f)	the appointment, or the termination of an appointment, of an alternate Director shall be effected by a written notice signed by the Director who made the appointment given to the Company; and

(g)
is, whilst acting as an Alternate Director, an officer of the Company and not the agent of the appointor and is responsible to the exclusion of the appointor for the Alternate Director’s own acts and defaults.

16.8	Continuing Directors May Act

In the event of a vacancy or vacancies in the office of a Director, the remaining Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purposes of appointing a Director or Directors, or in order to convene a general meeting of the Company.

16.9	Chairman

The Directors shall elect from their number a chairman of their meetings and may determine the period for which he or she is to hold office.  Where a Directors' meeting is held and a chairman has not been elected or is not present at the meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present shall elect one of their number to be the acting chairman of the meeting.  The Directors may elect a Director as deputy chairman to act as chairman in the chairman’s absence.

16.10	Committees

The Directors may delegate any of their powers to a committee or committees consisting of such of their number as they think fit.  The Directors may at any time revoke any such delegation of power.  A committee to which any powers have been so delegated shall exercise the powers delegated in accordance with any directions of the Directors, and a power so exercised shall be deemed to have been exercised by the Directors.  The members of such a committee may elect one of their number as chairman of their meetings.  Questions arising at a meeting of a committee shall be determined by a majority of votes of the members present and voting.  In the case of an equality of votes, the chairman shall have a casting vote.  The provisions of this Constitution applying to meetings and resolutions of Directors apply, so far as they can and with any necessary changes, to meetings and resolutions of a committee of Directors, except to the extent they are contrary to any direction given under this clause 16.10.

16.11	Written Resolutions

A resolution in writing signed by a majority of the Directors for the time being (or their respective alternate Directors), except those Directors (or their alternates) who expressly indicate their abstention in writing to the Company and those who would not be permitted, by virtue of section 195 of the Corporations Act to vote, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.  This resolution may consist of several documents in like form, each signed by one or more Directors.  Copies of the documents to be signed under this clause must be sent to every Director who is entitled to vote on the resolution.  The resolution is taken to have been passed when the last Director signs the relevant documents.  A facsimile transmission, an email bearing the signature of the Director or an email of the Director addressed to another officer of the Company confirming agreement with the resolution and undertaking to sign the resolution as soon as practicable shall be deemed to be a document in writing signed by the Directors.

16.12	Defective Appointment

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be, or to act as, a Director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a Director or to be a member of the committee.

16.13	Directors May Hold Other Offices

A Director may hold any other office or place of profit in or in relation to the Company or a related body corporate of the Company (except that of auditor) in conjunction with his or her office of Director and on any terms as to remuneration or otherwise that the Directors shall approve.

16.14	Directors May Hold Shares, etc.

A Director may be or become a shareholder in or director of or hold any other office or place of profit in or in relation to any other company promoted by the Company or a related body corporate of the Company or in which the Company may be interested, whether as a vendor, shareholder or otherwise.

16.15	Directors Not Accountable for Benefits

No Director shall be accountable for any benefits received as the holder of any other office or place of profit in or in relation to the Company or any other company referred to in clause 16.14 or as a shareholder in or director of any such company.

16.16	Disclosure of Interests in Related Matters

As required by the Corporations Act, a Director must give the Directors notice of any material personal interest in a matter that relates to the affairs of the Company.  No Director shall be disqualified by his office from contracting with the Company whether as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided or prejudiced on that account, nor shall any Director be liable to account to the Company for any profit arising from any such contract or agreement by reason only of such Director holding that office or of the fiduciary relationship thereby established.  A Director who has a material personal interest in a matter that is being considered at a meeting of Directors must not be present while the matter is being considered at the meeting or vote on that matter except where permitted by the Corporations Act.  Nothing in this Constitution shall be read or construed so as to place on a Director any restrictions other than those required by the Corporations Act or the Listing Rules.

16.17	Disclosure of Shareholding

A Director must give to the Company such information about the Shares or other securities in the Company in which the Director has a relevant interest and at the times that the Secretary requires, to enable the Company to comply with any disclosure obligations it has under the Corporations Act or the Listing Rules.

16.18	Related Body Corporate Contracts

A Director shall not be deemed to be interested or to have been at any time interested in any contract or arrangement by reason only that in a case where the contract or arrangement has been or will be made with, for the benefit of, or on behalf of a Related Body Corporate, he or she is a shareholder in that Related Body Corporate.

16.19	Voting, Affixation of Seal

A Director may in all respects act as a Director in relation to any contract or arrangement in which he or she is interested, including, without limiting the generality of the above, in relation to the use of the Company's common seal, but a Director may not vote in relation to any contract or proposed contract or arrangement in which the Director has directly or indirectly a material interest except as permitted by the Corporations Act.

16.20	Home Branch to be Advised

The Directors shall advise the Home Branch without delay of any material contract involving Director’s or Directors' interests.  The advice shall include at least the following information:

(a)	the names of the parties to the contract;

(b)	the name or names of the Director or Directors who has or have any material interest in the contract;

(c)	particulars of the contract; and

(d)	particulars of the relevant Director's or Directors' interest or interests in that contract.

17.	MEETING BY INSTANTANEOUS COMMUNICATION DEVICE

17.1	Meetings to be Effectual

A Director shall be entitled to attend a Directors' meeting by means of an instantaneous communication device rather than in person.  In those circumstances, a Director shall still receive all materials and information to be made available for the purposes of the Directors' meeting.

For the purposes of this Constitution, the contemporaneous linking together by instantaneous communication device of a number of consenting Directors not less than the quorum, whether or not any one or more of the Directors is out of Australia, shall be deemed to constitute a Directors’ meeting and all the provisions of this Constitution as to the Directors' meetings shall apply to such meetings held by instantaneous communication device so long as the following conditions are met:

(a)
all the directors for the time being entitled to receive notice of the Directors’ meeting (including any alternate for any Director) shall be entitled to notice of a meeting by instantaneous communication device for the purposes of such meeting.  Notice of any such Directors' meeting shall be given on the instantaneous communication device or in any other manner permitted by this Constitution;

(b)
each of the Directors taking part in the Directors' meeting by instantaneous communication device must be able to hear each of the other Directors taking part at the commencement of the Directors' meeting; and

(c)	at the commencement of the Directors' meeting each Director must acknowledge his or her presence for the purpose of a Directors' meeting of the Company to all the other Directors taking part.

A Directors’ meeting held by instantaneous communication device shall be deemed to have been held at the Registered Office.

17.2	Procedure at Meetings

A Director may leave a Directors' meeting held under clause 17.1 by informing the Chairman of the Directors' meeting and then disconnecting his instantaneous communication device.  Unless this procedure has been followed a Director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the Directors' meeting by instantaneous communication device.

17.3	Minutes

A minute of the proceedings at a meeting held under clause 17.1 shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman or the person taking the chair at the meeting under clause 17.1.

17.4	Definition

For the purposes of this Constitution, “instantaneous communication device” shall include telephone, television or any other audio or visual device which permits instantaneous communication.

18.	MANAGING AND EXECUTIVE DIRECTORS AND SECRETARIES

18.1	Appointment

The Directors may from time to time appoint one or more of their number to the office of managing director (Managing Director) of the Company or to any other office, (except that of auditor), or employment under the Company, either for a fixed term or at will, but not for life and, subject to the terms of any agreement entered into in a particular case, may revoke any such appointment.  A Director other than a Managing Director so appointed is in this Constitution referred to as an executive director (Executive Director).  The appointment of a Managing Director or Executive Director so appointed automatically terminates if he ceases for any reason to be a Director.

18.2	Remuneration

Subject to clause 14.7, a Managing Director or Executive Director shall, subject to the terms of any agreement entered into in a particular case, receive remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

18.3	Powers

The Directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a Managing Director or Executive Director any of the powers exercisable by them.  Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors.  The Directors may at any time withdraw or vary any of the powers so conferred on a Managing Director or Executive Director.

18.4	Rotation

Subject to clause 14.2, a Managing Director shall not retire by rotation, but Executive Directors shall.

18.5	Secretary

A Secretary of the Company shall hold office on such terms and conditions, as to remuneration and otherwise, as the Directors determine.  There must be at least one Secretary of the Company at all times.

19.	SEALS

19.1	Common Seal

Subject to the Corporations Act, the Company may have a Seal.  The Directors shall provide for the safe custody of the Seal.  The Seal shall only be used by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the Seal.  Every document to which the Seal is affixed shall be signed by a Director and countersigned by another Director, (who may be an alternate Director) a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

19.2	Execution of Documents Without a Seal

Without limiting the ways a document can be signed under the Corporations Act, the Company may execute a document without using the Seal if the document is signed by:

(a)	two Directors;

(b)	a Director and a Secretary; or

(c)	any person or persons authorised by the Directors for the purposes of executing that document or the class of document to which that document belongs.

19.3	Share Seal

Subject to the Corporations Act, the Company may have a duplicate Seal, known as the Share Seal, which shall be a facsimile of the Seal with the addition on its face of the words “Share Seal”, and the following provisions shall apply to its use:

(a)	any certificate for Shares may be issued under the Share Seal and if so issued shall be deemed to be sealed with the Seal;

(b)	subject to the following provisions of this clause 19.3, the signatures required by clause 19.1 on a document to which the Seal is affixed may be imposed by some mechanical means;

(c)
subject to the following provisions of this clause 19.3, the Directors may determine the manner in which the Share Seal shall be affixed to any document and by whom a document to which the Share Seal is affixed shall be signed, and whether any signature so required on such a document must be actually written on the document or whether it may be imposed by some mechanical means;

(d)
the only documents on which the Share Seal may be used shall be Share or stock unit certificates, debentures or certificates of debenture stock, secured or unsecured notes, option certificates and any certificates or other documents evidencing any Share Options or rights to take up any Shares in or debenture stock or debentures or notes of the Company; and

(e)
signatures shall not be imposed by mechanical means nor (except when the requirements of clause 19.1 as to signatures are complied with) shall the Share Seal be used on any certificate or other document mentioned in clause 19.3(d) unless the certificate or other document has first been approved for sealing or signature (as the case may be) by the Board or other authorised person or persons.

20.	ACCOUNTS, AUDIT AND RECORDS

20.1	Accounting records to be kept

The Directors shall cause proper accounting and other records to be kept by the Company and shall distribute copies of the Company's accounts and reports as required by the Corporations Act and the Listing Rules.

20.2	Audit

The Company shall comply with the requirements of the Corporations Act and the Listing Rules as to the audit of accounts, registers and records.

20.3	Inspection

The Directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Shareholders other than Directors.  A Shareholder other than a Director shall not be entitled to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

21.	MINUTES

21.1	Minutes to be Kept

The Directors shall cause to be kept, in accordance with section 1306 of the Corporations Act, minutes of:

(a)	all proceedings of general meetings and Directors meetings; and

(b)	all appointments of Officers and persons ceasing to be Officers.

21.2	Signature of Minutes

All minutes shall be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting.

21.3	Requirements of the Corporations Act

The Company and the Officers shall comply with the requirements of Part 2G.3 of Chapter 2G of the Corporations Act.

22.	DIVIDENDS AND RESERVES

22.1	Dividends

Subject to and in accordance with the Corporations Act, the Listing Rules, the rights of any preference Shareholders and to the rights of the holders of any shares created or raised under any special arrangement as to dividend, the Directors may from time to time decide to pay a dividend to the Shareholders entitled to the dividend which shall be payable on all Shares according to the proportion that the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) in respect of such Shares.  The Directors may rescind a decision to pay a dividend if they decide, before the payment date, that the Company’s financial position no longer justifies the payment.

22.2	Interim Dividend

The Directors may from time to time pay to the Shareholders any interim dividends that they may determine.

22.3	No Interest

No dividend shall carry interest as against the Company.

22.4	Reserves

The Directors may set aside out of the profits of the Company any amounts that they may determine as reserves, to be applied at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.  Pending any application of the reserves, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.  Any amount set aside as a reserve is not required to be held separately from the Company’s other assets and may be used by the Company or invested as the Directors think fit.

22.5	Carrying forward profits

The Directors may carry forward any part of the profits of the Company that it decides not to distribute as dividends without transferring those profits to a reserve.

22.6	Alternative Method of Payment of Dividend

When declaring any dividend and subject at all times to the Corporations Act and the Listing Rules, the Directors may:

(a)
direct payment of the dividend to be made wholly or in part by the distribution of specific assets or documents of title (including, without limitation, paid-up Shares, debentures or debenture stock of this or any other company, gold, gold or mint certificates or receipts and like documents) or in any one or more of these ways, and where any difficulty arises with regard to the distribution the Directors may settle it as they think expedient and in particular may issue fractional certificates and may fix the value for distribution of specific assets or any part of them and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to adjust the rights of all parties and may vest any of these specific assets in trustees upon trusts for the persons entitled to the dividend as may seem expedient to the Directors; or

(b)
direct that a dividend be payable to particular Shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining Shareholders wholly or partly or of any other particular fund or reserve or out of profits derived from any other particular source and may so direct notwithstanding that by so doing the dividend will form part of the assessable income for taxation purposes of some Shareholders and will not form part of the assessable income of others.

For the purposes of this clause, the Company is authorised to distribute securities of another body corporate by way of dividend and, on behalf of the Shareholders, provide the consent of each Shareholder to becoming a member of that body corporate and the agreement of each Shareholder to being bound by the constitution of that body corporate.

22.7	Shareholders entitled to dividend

Subject to this Constitution, a dividend in respect of a Share is payable to the person registered as the holder of that share:

(a)	if the Directors have fixed a time for determining entitlements to the dividend, at that time; and

(b)	in any other case, on the date on which the dividend is paid.

22.8	Payment of Dividends

Any dividend payable may be paid by:

(a)	cheque sent through the mail directed to:

(i)	the address of the Shareholder shown in the Register or to the address of the joint holders of Shares shown first in the Register; or

(ii)	an address which the Shareholder has, or joint holders have, in writing notified the Company as the address to which dividends should be sent;

(b)	electronic funds transfer to an account with a bank or other financial institution nominated by the Shareholder and acceptable to the Company; or

(c)	any other means determined by the Directors.

22.9	Unclaimed Dividends

Except as otherwise provided by statute, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

22.10	Breach of Restriction Agreement

In the event of a breach of the Listing Rules relating to Restricted Securities or of any escrow arrangement entered into by the Company under the Listing Rules in relation to any Shares which are classified under the Listing Rules or by Exchange as Restricted Securities, the Shareholder holding the Shares in question shall cease to be entitled to be paid any dividends in respect of those Shares for so long as the breach subsists.

23.	CAPITALISATION OF PROFITS

23.1	Capitalisation

The Directors, subject to the Listing Rules and any rights or restrictions for the time being attached to any class of Shares, may from time to time resolve to capitalise any amount, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Shareholders, and that that amount be applied, in any of the ways mentioned in clause 23.2 for the benefit of Shareholders in the proportions to which those Shareholders would have been entitled in a distribution of that amount by way of dividend.

23.2	Application of Capitalised Amounts

The ways in which an amount may be applied for the benefit of Shareholders under clause 23.1 are:

(a)	in paying up any amounts unpaid on Shares held by Shareholders;

(b)	in paying up in full, at an issue price decided by Director’s resolution, unissued Shares or debentures to be issued to Shareholders as fully paid; or

(c)	partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

23.3	Procedures

The Directors shall do all things necessary to give effect to the resolution referred to in clause 23.1 and, in particular, to the extent necessary to adjust the rights of the Shareholders among themselves, may:

(a)	issue fractional certificates or make cash payments in cases where Shares or debentures could only be issued in fractions; and

(b)
authorise any person to make, on behalf of all the Shareholders entitled to any further Shares or debentures upon the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any further Shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under an authority referred to in paragraph (b) is effective and binding on all the Shareholders concerned.

24.	BONUS SHARE PLAN

24.1	Authorisation of Bonus Share Plan

Subject to the Listing Rules and the Corporations Act, the Company may, by ordinary resolution in general meeting, authorise the Directors to implement a Bonus Share Plan on such terms and conditions as are referred to in the resolution and which plan provides for any dividend which the Directors may declare from time to time under clause 22, less any amount which the Company shall either pursuant to this Constitution or any law be entitled or obliged to retain, not to be payable on Shares which are participating Shares in the Bonus Share Plan but for those Shares to carry instead an entitlement to receive an allotment of additional fully paid ordinary Shares to be issued as bonus Shares.

24.2	Amendment and Revocation

Any resolution passed by the Company in general meeting pursuant to clause 24.1 may, at any time, be amended or revoked by the Company by ordinary resolution in general meeting.

25.	DIVIDEND REINVESTMENT PLAN

25.1	Authorisation of Dividend Reinvestment Plan

Subject to the Listing Rules and the Corporations Act, the Company may, by resolution of the Directors, implement a Dividend Reinvestment Plan on such terms and conditions as are referred to in the resolution and which plan provides for any dividend which the Directors may declare from time to time under clause 22 and payable on Shares which are participating Shares in the Dividend Reinvestment Plan, less any amount which the Company shall either pursuant to this Constitution or any law be entitled or obliged to retain, to be applied by the Company to the payment of the subscription price of ordinary fully paid Shares.

25.2	Amendment and Revocation

Any resolution passed by the Directors pursuant to clause 25.1 may, at any time, be amended or revoked by the Company by ordinary resolution in general meeting.

26.	NOTICES

26.1	Service by the Company to Shareholders

A notice may be given by the Company to any Shareholder either by:

(a)	serving it on him or her personally; or

(b)
sending it by post to the Shareholder at his or her address as shown in the Register of Shareholders or the address supplied by the Shareholder to the Company for the giving of notices to this person.  Notices to Shareholders whose registered address is outside Australia shall be sent by airmail or, where applicable, by the means provided for by clause 26.9; or

(c)	sending it by fax or other electronic means (including providing a URL link to any document or attachment) to the fax number or electronic address nominated by the Shareholder for giving notices.

26.2	Service of notices by the Company to Directors

A notice may be given by the Company to a Director or Alternate Director by:

(a)	serving it on him or her personally;

(b)	sending it by ordinary post to his or her usual residential or business address, or any other address he or she has supplied to the Company for giving notices;

(c)
sending it by fax or other electronic means (including providing a URL link to any document or attachment) to the fax number or electronic address he or she has supplied to the Company for giving notices.

26.3	Service of notices by Directors, Alternate Directors and Shareholders to the Company

Without limiting any other way that a communication may be given under the Corporations Act, a notice may be given by a Director or Alternate Director or a Shareholder to the Company by:

(a)	delivering it to the Company’s registered office;

(b)	sending it by ordinary post to the Company’s registered office;

(c)	sending it by fax or other electronic means to the principal fax number or electronic address at the Company’s registered office.

26.4	Deemed receipt of Notice

A notice will be deemed to be received by a Shareholder when:

(a)	where a notice is served personally, service of the notice shall be deemed to be effected when hand delivered to the member in person;

(b)
where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected, in the case of a notice of a meeting, on the date after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post;

(c)
where a notice is sent by facsimile, service of the notice shall be deemed to be effected upon confirmation being received by the Company that all pages of the notice have been successfully transmitted to the Shareholder’s facsimile machine at the facsimile number nominated by the Shareholder; and

(d)
where a notice is sent to an electronic address by electronic means, service of the notice shall be deemed to be effected once sent by the Company to the electronic address nominated by the Shareholder (regardless of whether or not the notice is actually received by the Shareholder).

26.5	Notice to Joint Holders

A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder first named in the Register of Shareholders in respect of the Share.

26.6	Notices to Personal Representatives and Others

A notice may be given by the Company to a person entitled to a Share in consequence of the death or bankruptcy of a Shareholder by serving it on him or her or by sending it to him or her by post addressed to the person by name or by the title or representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

26.7	Persons Entitled to Notice

Notice of every general meeting shall be given to each person who at the time of giving the notice is:

(a)	a Shareholder;

(b)	a person entitled to a Share in consequence of the death or bankruptcy of a Shareholder who, but for his death or bankruptcy, would be entitled to receive notice of the meeting;

(c)	a Director or Alternate Director;

(d)	the auditor for the time being of the Company; and

(e)	if the Company has issued and there are currently any Listed Securities, the Home Branch,

unless that person waives the right to receive notice by written notice to the Company.  No other person is entitled to receive notices of general meetings.

26.8	Change of Address

The Company shall acknowledge receipt of all notifications of change of address by Shareholders.

26.9	Incorrect Address

Where the Company has bona fide reason to believe that a Shareholder is not known at his or her registered address, and the Company has subsequently made an enquiry in writing at that address as to the whereabouts of the Shareholder and this enquiry either elicits no response or a response indicating that the Shareholder or his present whereabouts are unknown, all future notices will be deemed to be given to the Shareholder if the notice is exhibited in the Registered Office (or, in the case of a Shareholder registered on a Branch Register, in a conspicuous place in the place where the Branch Register is kept) for a period of 48 hours (and shall be deemed to be duly served at the commencement of that period) unless and until the Shareholder informs the Company of a new address to which the Company may send him notices (which new address shall be deemed his registered address).

27.	WINDING UP

27.1	Distribution in Kind

If the Company is wound up, the liquidator may, with the authority of a special resolution, divide among the Shareholders in kind the whole or any part of the property of the Company, and may for that purpose set a value as the liquidator considers fair upon any property to be so decided, and may determine how the division is to be carried out as between the Shareholders or different classes of Shareholders.  No member is obliged to accept any Shares, securities or other assets in respect of which there is any liability.

27.2	Trust for Shareholders

The liquidator may, with the authority of a special resolution, vest the whole or any part of any property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Shareholder is compelled to accept any Shares or other securities in respect of which there is any liability.

27.3	Distribution in Proportion to Shares Held

Subject to the rights of Shareholders (if any) entitled to Shares with special rights in a winding-up and the Corporations Act all monies and property that are to be distributed among Shareholders on a winding-up, shall be distributed in proportion to the Shares held by them respectively, irrespective of the amount paid-up or credited as paid-up on the Shares.

28.	INDEMNITIES AND INSURANCE

28.1	Liability to Third Parties

To the extent permitted by law, the Company:

(a)	indemnifies and agrees to keep indemnified every Director, executive officer or Secretary of the Company; and

(b)	may, by deed, indemnify or agree to indemnify an officer (other than a Director, executive officer or Secretary) of the Company,

against a liability to another person, other than the Company or a related body corporate of the Company, PROVIDED THAT:

(c)	the provisions of the Corporations Act (including, but not limited to, Chapter 2E) are complied with in relation to the giving of the indemnity; and

(d)	the liability does not arise in respect of conduct involving a lack of good faith on the part of the officer.

28.2	Defending Proceedings

To the extent permitted by law, the Company:

(a)	hereby indemnifies and agrees to keep indemnified every Director, executive officer and Secretary of the Company; and

(b)	may, by deed, indemnify or agree to indemnify an officer of the Company (other than a director, executive officer or secretary);

out of the property of the Company in relation to the period during which that officer held his or her office against a liability for costs and expenses incurred by that officer in that capacity:

(c)	in defending proceedings, whether civil or criminal, in which:

(i)	judgment is given in favour of that officer; or

(ii)	that officer is acquitted; or

(d)	in connection with an application in relation to any proceedings referred to in clause 28.2(c) in which relief is granted to that officer by the Court under the Corporations Act.

28.3	Insurance

To the extent permitted by law, the Company or a related body corporate of the Company may pay, or agree to pay, a premium under a contract insuring an officer in relation to the period during which that officer held that office, including in respect of a liability for costs and expenses incurred by a person in defending civil or criminal proceedings whether or not the officer has successfully defended himself or herself in these proceedings, provided that:

(a)	the provisions of the Corporations Act (including, but not limited to, Chapter 2E) are complied with in relation to the payment of the premium; and

(b)	the liability does not arise out of conduct involving a wilful breach of duty to the Company or a contravention of sections 182 or 183 of the Corporations Act.

28.4	Disclosure

Subject to any exception provided for in the Corporations Act, full particulars of the Company's indemnities and insurance premiums in relation to the officers must be included each year in the Directors' Report.

28.5	Definition

For the purposes of this clause 28, “officer” means:

(a)
a Director, Secretary or executive officer of the Company, whether past, present or future by whatever name called and whether or not validly appointed to occupy or duly authorised to act in such a position; and

(b)
any person who by virtue of any applicable legislation or law is deemed to be a Director or officer of the Company, including without limitation, the persons defined as an officer of a company by section 9 of the Corporations Act.

Nothing in this clause 28 precludes the Company from indemnifying employees (other than officers) and consultants or sub-contractors where the Directors consider it is necessary or appropriate in the exercise of their powers to manage the Company.

29.	DIRECTORS’ ACCESS TO INFORMATION

Where the Directors consider it appropriate, the Company may:

(a)	give a former Director access to certain papers, including documents provided or available to the Directors and other papers referred to in those documents; and

(b)	bind itself in any contract with a Director or former Director to give the access.

30.	OVERSEAS SHAREHOLDERS

Each Shareholder with a registered address outside Australia acknowledges that, with the approval of the Home Branch, the Company may, as contemplated by the Listing Rules, arrange for a nominee to dispose of any of its entitlement to participate in any issue of Shares or Share Options by the Company to Shareholders.

31.	LOCAL MANAGEMENT

31.1	Local Management

The Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality whether in or outside the State in such manner as it thinks fit and the provisions contained in clauses 31.2, 31.3 and 31.4 shall be without prejudice to the general powers conferred by this clause 31.1.

31.2	Local Boards or Agencies

The Directors may at any time and from time to time establish any local boards or agencies for managing any of the affairs of the Company in any specified locality and appoint any persons to be Shareholders of a local board or any managers or agents and may fix their remuneration.  The Directors may from time to time and at any time delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors other than the power of making calls and may authorise the Shareholders for the time being of any local board or any of them to fill up any vacancies on a local board and to act notwithstanding vacancies.  This appointment or delegation may be made on the terms and subject to the conditions that the Directors think fit and the Directors may at any time remove any person so appointed and may annul or vary any or all of this delegation.

31.3	Appointment of Attorneys

The Company may at any time and from time to time by power of attorney appoint any person or persons to be the attorney or attorneys of the Company for purposes and with powers, authorities and discretions (not exceeding those vested in or exercisable by the Company) and for the period and subject to the conditions that the Company may from time to time think fit.  This appointment may (if the Company thinks fit) be made in favour of the Shareholders or any of the Shareholders of any local board established under clause 31.2 or in favour of any company or of the Shareholders, directors, nominees or managers of any company or firm or in favour of any fluctuating body of persons whether or not nominated directly by the Company.  The power of attorney may contain any provisions for the protection or convenience of persons dealing with such attorney or attorneys that the Company thinks fit.
31.4	Authority of Attorneys

Any such delegates or attorneys as appointed under this Constitution may be authorised by the Company to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

32.	DISCOVERY

Save as provided by the Corporations Act or the Listing Rules no Shareholder shall be entitled to require discovery of any information in respect of any details of the Company's trading or any matter which is or may be in the nature of a trade secret, mystery of trade or technical process which may relate to the business of the Company and which in the opinion of the Directors it would be expedient in the interests of the Shareholders of the Company to communicate.

33.	COMPLIANCE (OR INCONSISTENCY) WITH THE LISTING RULES

(a)
In this Constitution, a reference to the Listing Rules is to have effect if, and only if, at the relevant time, the Company has been admitted to and remains on the Official List and is otherwise to be disregarded.

(b)	If the Company is admitted to the Official List, the following clauses apply:

(i)	notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done;

(ii)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(iii)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(iv)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(v)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

(vi)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of inconsistency.

34.	CONSISTENCY WITH CHAPTER 2E OF THE CORPORATIONS ACT

34.1	Requirements of Chapter 2E

Notwithstanding any other provision to the contrary contained in this Constitution:

(a)	the Company shall not give a financial benefit to a related party except as permitted by Chapter 2E of the Corporations Act;

(b)	all notices convening general meetings for the purposes of section 208 of the Corporations Act shall comply with the requirements of sections 217 to 227 of the Corporations Act;

(c)	all meetings convened pursuant to section 221 shall be held in accordance with the requirements of section 225 of the Corporations Act; and

(d)
no holder of Shares or person on their behalf shall be entitled to vote or vote on a proposed resolution under Part 2E.1 of the Corporations Act if that holder of Shares is a related party of the public company to whom the resolution would permit a financial benefit to be given or an associate of such a related party.

34.2	Definitions

For the purposes of this clause 34 the terms:

(a)	“financial benefit” and “related party” shall have the meanings given or indicated by Part 2E.1 and Part 2E.2 of the Corporations Act; and

(b)	“associate” shall have the meaning given to it in Division 2 of Part 1.2 of the Corporations Act.

35.	INADVERTENT OMISSIONS

If some formality required by this Constitution is inadvertently omitted or is not carried out the omission does not invalidate any resolution, act, matter or thing which but for the omission would have been valid unless it is proved to the satisfaction of the Directors that the omission has directly prejudiced any Shareholder financially.  The decision of the Directors is final and binding on all Shareholders.

36.	PARTIAL TAKEOVER PLEBISCITES

36.1	Resolution to Approve Proportional Off-Market Bid

(a)
Where offers have been made under a proportional off-market bid in respect of a class of securities of the Company (“bid class securities”), the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the proportional off-market bid is prohibited unless and until a resolution (in this clause 36 referred to as a “prescribed resolution”) to approve the proportional off-market bid is passed in accordance with the provisions of this Constitution.

(b)
A person (other than the bidder or a person associated with the bidder) who, as at the end of the day on which the first offer under the proportional off-market bid was made, held bid class securities is entitled to vote on a prescribed resolution and, for the purposes of so voting, is entitled to one vote for each of the bid class securities.

(c)	A prescribed resolution is to be voted on at a meeting, convened and conducted by the Company, of the persons entitled to vote on the prescribed resolution.

(d)
A prescribed resolution that has been voted on is to taken to have been passed if the proportion that the number of votes in favour of the prescribed resolution bears to the total number of votes on the prescribed resolution is greater than one half, and otherwise is taken to have been rejected.

36.2	Meetings

(a)
The provisions of this Constitution that apply in relation to a general meeting of the Company apply, with modifications as the circumstances require, in relation to a meeting that is convened pursuant to this clause 36.2 as if the last mentioned meeting was a general meeting of the Company.

(b)
Where takeover offers have been made under a proportional off-market bid, the Directors are to ensure that a prescribed resolution to approve the proportional off-market bid is voted on in accordance with this clause 36 before the 14th day before the last day of the bid period for the proportional off-market bid (the “resolution deadline”).

36.3	Notice of Prescribed Resolution

Where a prescribed resolution to approve a proportional off-market bid is voted on in accordance with this clause 36 before the resolution deadline, the Company is, on or before the resolution deadline:

(a)	to give the bidder; and

(b)	if the Company is listed – each relevant financial market (as defined in the Corporations Act) in relation to the Company;

a notice in writing stating that a prescribed resolution to approve the proportional off-market bid has been voted on and that the prescribed resolution has been passed, or has been rejected, as the case requires.

36.4	Takeover Resolution Deemed Passed

Where, at the end of the day before the resolution deadline, no prescribed resolution to approve the proportional off-market bid has been voted on in accordance with this clause 36, a resolution to approve the proportional off-market bid is to be, for the purposes of this clause 36, deemed to have been passed in accordance with this clause 36.

36.5	Takeover Resolution Rejected

Where a prescribed resolution to approve a proportional off-market bid under which offers have been made is voted on in accordance with this clause 36 before the resolution deadline, and is rejected, then:

(a)	despite section 652A of the Corporations Act:

(i)	all offers under the proportional off-market bid that have not been accepted as at the end of the resolution deadline; and

(ii)	all offers under the proportional off-market bid that have been accepted and from whose acceptance binding contracts have not resulted as at the end of the resolution deadline,

are deemed to be withdrawn at the end of the resolution deadline;

(b)
as soon as practicable after the resolution deadline, the bidder must return to each person who has accepted any of the offers referred to in clause 36.5(a)(ii) any documents that were sent by the person to the bidder with the acceptance of the offer;

(c)	the bidder:

(i)	is entitled to rescind; and

(ii)	must rescind as soon as practicable after the resolution deadline,

each binding takeover contract resulting from the acceptance of an offer made under the proportional off-market bid; and

(d)	a person who has accepted an offer made under the proportional off-market bid is entitled to rescind the takeover contract (if any) resulting from the acceptance.

36.6	Renewal

This clause 36 ceases to have effect on the third anniversary of the date of the adoption of the last renewal of this clause 36.

37.	TRANSITIONAL

37.1	Provisions Relating to Official Quotation of Securities

Subject to clause 37.2 the provisions of this Constitution which relate to the official quotation of the Company's securities on Exchange (Official Quotation), including but not limited to clauses which refer to Exchange, the Listing Rules, the Exchange Settlement Operating Rules, the Home Exchange, CLEANRANCE, Restricted Securities or Listed Securities shall not have effect except while the Company is admitted to the official list of entities that Exchange has admitted and not removed.

37.2	Severance

To the extent that any of the provisions of this Constitution referred to in clause 37.1 above can continue to have effect following severance of the matters relating to Official Quotation, then such provisions shall be valid and effectual, notwithstanding clause 37.1, as from the date of adoption of this Constitution by special resolution of the Shareholders of the Company.

SCHEDULE 1 – PREFERENCE SHARES (CLAUSE 2.6)

1.	In this schedule, unless the context otherwise requires:

Dividend Date means, in relation to a Preference Share, a date specified in the Issue Resolution on which a dividend in respect of that Preference Share is payable.

Dividend Rate means, in relation to a Preference Share, the term specified in the Issue Resolution for the calculation of the amount of dividend to be paid in respect of that Preference Share on any Dividend Date, which calculation may be wholly or partly established by reference to an algebraic formula.

Franked Dividend has the same meaning ascribed to Franked Distribution in Part 3-6 of the Tax Act.

Issue Resolution means the resolution specified in clause 4 of this schedule.

Preference Share means a preference share issued under clause 2.6.

Redeemable Preference Share means a Preference Share which the Issue Resolution specified as being, or being at the option of the Company to be, liable to be redeemed.

Redemption Amount means, in relation to a Redeemable Preference Share, the amount specified to be paid on redemption of the Redeemable Preference Share.

Redemption Date means, in relation to a Redeemable Preference Share, the date specified in the Issue Resolution for the redemption of that Preference Share.

Tax Act means the Income Tax Assessment Act 1997.

2.	Each Preference Share confers upon its holder:

(a)
the right in a winding up to payment in cash of the capital (including any premium) then paid up on it, and any arrears of dividend in respect of that Preference Share, in priority to any other class of Shares;

(b)
the right in priority to any payment of dividend to any other class of Shares to a cumulative preferential dividend payable on each Dividend Date in relation to that Preference Share calculated in accordance with the Dividend Rate in relation to that Preference Share; and

(c)	no right to participate beyond the extent elsewhere specified in clause 2 of this schedule in surplus assets or profits of the Company, whether in a winding up or otherwise.

3.
Each Preference Share also confers upon its holder the same rights as the holders of ordinary Shares to receive notices, reports, audited accounts and balance sheets of the Company and to attend general meetings and confers upon its holder the right to vote at any general meeting of the Company in each of the following circumstances and in no others:

(a)	during a period during which a dividend (or part of a dividend) in respect of the Preference Share is in arrears;

(b)	on a proposal to reduce the Company’s share capital;

(c)	on a resolution to approve the terms of a buy-back agreement;

(d)	on a proposal that affects rights attached to the Preference Share;

(e)	on a proposal to wind up the Company;

(f)	on a proposal for the disposal of the whole of the Company’s property, business and undertaking;

(g)	during the winding up of the Company; and

(h)	in any other circumstances in which the Listing Rules require holders of preference shares to vote.

4.
The Board may only allot a Preference Share where by resolution it specifies the Dividend Date, the Dividend Rate, and whether the Preference Share is or is not, or at the option of the Company is to be, liable to be redeemed, and, if the Preference Share is a Redeemable Preference Share, the Redemption Amount and Redemption Date for that Redeemable Preference Share and any other terms and conditions to apply to that Preference Share.

5.	The Issue Resolution in establishing the Dividend Rate for a Preference Share may specify that the dividend is to be one of:

(a)	fixed;

(b)	variable depending upon any variation of the respective values of any factors in an algebraic formula specified in the Issue Resolution; or

(c)	variable depending upon such other factors as the Board may specify in the Issue Resolution,

and may also specify that the dividend is to be a Franked Dividend or not a Franked Dividend.

6.	Where the Issue Resolution specifies that the dividend to be paid in respect of the Preference Share is to be a Franked Dividend the Issue Resolution may also specify:

(a)	the extent to which such dividend is to be franked (within the meaning of the Tax Act); and

(b)
the consequences of any dividend paid not being so franked, which may include a provision for an increase in the amount of the dividend to such an extent or by reference to such factors as may be specified in the Issue Resolution.

7.	Subject to the Corporations Act, the Company must redeem a Redeemable Preference Share on issue:

(a)
on the specified date where the Company, at least 15 Business Days before that date, has given a notice to the holder of that Redeemable Preference Share stating that the Redeemable Preference Share will be so redeemed on the specified date; and

(b)	in any event, on the Redemption Date,

but no Redeemable Preference Share may be redeemed and no notice of redemption may be given before the date set by the Directors (if any) upon which that Redeemable Preference Share is issued.

8.	The certificate issued by the Company in relation to any Preference Share must specify in relation to that Preference Share:

(a)	the date of issue of the Preference Share;

(b)	the Dividend Rate and Dividend Dates;

(c)	whether the Preference Share is a Redeemable Preference Share and if it is:

(i)	the Redemption Amount and Redemption Date; and

(ii)	the conditions of redemption (if any);

(d)	the conditions of participation (if any) in respect of the Preference Share set out in clause 3 of this schedule; and

(e)	any other matter the Board determines.

9.
On redemption of a Redeemable Preference Share, the Company, after the holder has surrendered to the Company the certificate in respect of that Redeemable Preference Share, must pay to the holder the Redemption Amount in cash, by cheque or in any other form that the holder agrees to in writing.